SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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REINSURANCE GROUP OF AMERICA,
INCORPORATED

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NOTICE OF THE ANNUAL MEETING OF
THE SHAREHOLDERS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED

Chesterfield, Missouri
April 11, 2018
To the Shareholders of Reinsurance Group of America, Incorporated:

The Annual Meeting of the Shareholders of Reinsurance Group of America, Incorporated (the "Company") will be held at the Company's principal executive offices located at 16600 Swingley Ridge Road, Chesterfield, Missouri 63017 on May 23, 2018, commencing at 2:00 p.m. At this meeting only holders of record of the Company's common stock at the close of business on March 23, 2018 will be entitled to vote, for the following purposes:

1.	To elect three directors for terms expiring in 2021;

2.	To vote to approve the compensation of the Company's named executive officers on a non-binding, advisory basis;

3.	To vote on a proposal to amend the Company's Articles of Incorporation to give shareholders the ability to amend the Company's Bylaws;

4.	To vote on a proposal to amend the Company's Articles of Incorporation to declassify the Board of Directors;

5.	To vote on a proposal to amend the Company's Articles of Incorporation to remove the 85% supermajority voting threshold on certain provisions in the Articles of Incorporation;

6.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2018; and

7.	To transact other business, if any, properly brought before the meeting.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By
J. Cliff Eason, Chairman of the Board

William L. Hutton, Secretary

PROXY STATEMENT SUMMARY

These proxy materials are being provided to you because the Board of Directors is soliciting your proxy to vote your shares at the Company's 2018 Annual Shareholders' Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find additional information in this Proxy Statement. This Proxy Statement and the related proxy materials were first made available to shareholders and on the Internet on April 11, 2018.

Annual Shareholders' Meeting

Time: May 23, 2018, 2:00 p.m., Central time
Place: 16600 Swingley Ridge Road, Chesterfield, Missouri 63017
Record Date: Close of business on March 23, 2018

Voting Matters and Board Recommendations

Proposal		Board Recommendation	Voting Options	Vote Required to Adopt the Proposal	More Information
1.	Election of Directors	FOR all nominees	For, against or abstain for each nominee	If a quorum is present, the vote required to elect each director is a majority of the common stock represented in person or by proxy at the Annual Meeting.	page 1
2.	Shareholders' Advisory Vote on Executive Compensation	FOR	For, against or abstain	If a quorum is present, the vote required to approve this Item is a majority of the common stock represented in person or by proxy at the Annual Meeting.	page 54
3.	Amendment of Articles of Incorporation to Give Shareholders the Ability to Amend the Bylaws	FOR	For, against or abstain
If a quorum is present, the vote required
to approve this Item is at least 85% of all the issued and outstanding shares of common stock whether or not represented in person or by proxy at the Annual Meeting.
page 55
4.	Amendment of Articles of Incorporation to Declassify Board	FOR	For, against or abstain
If a quorum is present, the vote required
to approve this Item is at least 85% of all the issued and outstanding shares of common stock whether or not represented in person or by proxy at the Annual Meeting.
page 57
5.	Amendment of Articles of Incorporation to Remove Supermajority Voting Threshold	FOR	For, against or abstain
If a quorum is present, the vote required
to approve this Item is at least 85% of all the issued and outstanding shares of common stock whether or not represented in person or by proxy at the Annual Meeting.
page 59
6.	Ratification of Appointment of Independent Auditor	FOR	For, against or abstain	If a quorum is present, the vote required to approve this Item is a majority of the common stock represented in person or by proxy at the Annual Meeting.	page 62
See "Additional Information - Voting" (page 69) for additional information.

i

Board Nominees (page 1)

Name	Director Since	Independent	Election for Term Ending	Committee Memberships
Patricia L. Guinn	2016	Yes	2021	Audit Finance, Investment and Risk Management
Frederick J. Sievert	2010	Yes	2021	Compensation Nominating and Governance (chair)
Stanley B. Tulin	2012	Yes	2021	Compensation Finance, Investment and Risk Management

Our 2017 Board and Its Committees (page 14)

	Number of Members*	Percent Independent*	Number of Meetings in 2017
Full Board	10	90%	6
Audit	4	100%	8
Compensation	5	100%	6
Finance, Investment and Risk Management	5	100%	5
Nominating and Governance	4	100%	6
* As of December 31, 2017.

Governance Facts (page 11)

Size of Board	9*
Number of Independent Directors	8
Audit and Compensation Committees Comprised Entirely of Independent Directors	Yes
Independent Presiding Director	Yes
Separate Chairman and CEO	Yes
Majority Voting for Director Elections	Yes
Advisory Vote on Executive Compensation	Annual
Annual Board and Committee Self-Evaluations	Yes
Stock Ownership Guidelines for Directors and Executive Officers	Yes
Restrictions on Hedging and Pledging of Company Shares for Directors and Employees	Yes
Executive Incentive Recoupment (Clawback) Policy	Yes
Shareholder Rights Plan (Poison Pill)	No
* As of January 12, 2018.

2017 Executive Compensation Highlights (page 20)

Annual Bonus Plan (based only on overall Company financial performance)
Metric	Actual Results	% of Target Payout
Adjusted Operating Income Per Share[1] (50%)	$10.84/share	200.0%
Book Value Per Share Excluding AOCI[1] (25%)	$116.46/share	200.0%
New Business Embedded Value (15%)	$603.8 million	162.5%
Annual Operating Consolidated Revenue (10%)	$12.5 billion	200.0%
Payout	194.4%

2015-2017 Performance Contingent Share Program
Metric	Actual Results	% of Target Payout
Three-Year Cumulative Revenue Growth Rate	2.62%	82.4%
Three-Year Adjusted Operating Return on Equity[1]	11.0%	88.0%
Three-Year Relative Return on Equity	To be determined late April 2018	To be determined late April 2018
Payout	To be determined late April 2018
[1]Effective in the first quarter of 2017, the Company modified the labeling of its non-GAAP measure "operating income" to "adjusted operating income." See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures. For convenience, all references to "operating income" are labeled as "adjusted operating income."
2017 Business Highlights
Summarized below are highlights of our financial performance for 2017:

•	Our full-year total revenue was $12.5 billion and net premiums totaled $9.8 billion in 2017.

•	Our full-year earnings per diluted share: net income $27.71; adjusted operating income[1] $10.84.

•	Our full-year return on equity was 22.7% for 2017 and our full-year adjusted operating return on equity[1] was 11%.

•	Book value per share at year-end 2017 was $148.48 including accumulated other comprehensive income ("AOCI"), and $116.46 excluding AOCI.[1]

•	Our stock price at year-end 2017 was $155.93, an increase of $30.10 per share or 23.9% over the prior year-end.
For additional information on our 2017 financial performance, see our 2017 Annual Report on Form 10-K.

[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.

Five Elements of Executive Compensation (page 27)

	Element	Form	Key Features
1.	Base Salary	Cash	●	Intended to attract and retain top talent.
			●	Generally positioned near the 50th percentile of our pay level peer group, but varies with individual skills, experience, responsibilities and performance.
			●	Represents approximately 30.4% of named executive officer target total compensation for 2017.
2.	Annual Bonus Plan	Cash	●	Tied to one or more of the following factors: overall Company performance, performance of the participant's division or business unit and/or individual performance.
			●	Performance goals established in the first quarter of each year with financial goals of each business unit aligning to corporate goals.
			●	Payouts range from 0% of target payout to 200% of target payout, depending on performance.
			●	Intended to motivate annual performance with respect to key financial and other measures.
			●	Represents approximately 28.8% of named executive officer target total compensation for 2017.
3.	Performance Contingent Shares	Equity	●	Tied to cumulative revenue growth rate, adjusted operating ROE and Relative ROE, all over a three-year period.
			●	Performance goals established at the beginning of each three year cycle and fully vest after three years.
			●	Payouts range from 0% of target payout to 200% of target payout, depending on Company performance.
			●	Intended to motivate intermediate-term performance with respect to key financial measures and align our named executive officers' interests with those of our shareholders.
			●	Represents approximately 29.9% of named executive officer target total compensation for 2017.
4.	Stock Appreciation Rights	Equity	●	Fully vests on December 31 of the fourth year of grant (25% per year).
			●	Intended to motivate long-term performance, promote appropriate risk-taking, align our named executive officers' interests with shareholders' interests and promote retention.
			●	Represents approximately 10.9% of named executive officer target total compensation for 2017.
5.	Retirement and Pension Benefits	Deferred Cash
Our retirement and pension benefits are designed to provide a competitive level of post-employment income as part of a total rewards package that supports our ability to attract and retain key members of our management.
U.S. Executives:

			●	Savings Plan with 401(k) (pre-tax) and Roth 401(k) (after-tax) plan components that provide Company matching contributions in compliance with IRS limits.
			●	Qualified pension plan that is a broad-based retirement plan providing a source of income during retirement.
			●	Nonqualified restoration savings and pension plans that provide contributions without regard to IRS limits.
			●	Nonqualified savings plan in which deferrals can be made on a pre-tax basis without regard to qualified plan limits.
Canadian Executives:
●
A broad-based defined contribution registered pension plan that provides Company matching contributions in accordance with the Supplemental Pension Plans Act of Quebec as well as the Canadian Income Tax Act.

			●	Supplemental Executive Retirement Plan for Canadian executives providing annual pension income in addition to amounts payable from any registered pension plan.

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

The Board of Directors of Reinsurance Group of America, Incorporated (the "Company") is making this proxy solicitation in connection with the Company's 2018 Annual Meeting of Shareholders to be held at 2:00 p.m. on May 23, 2018, and all adjournments and postponements thereof. The Company is first making available this Proxy Statement and the Company's Annual Report to Shareholders for the year ended December 31, 2017 on April 11, 2018. The solicitation will primarily be by Internet and mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by directors, officers or employees of the Company in person, or by telephone, facsimile transmission or other electronic means of communication. To aid in the solicitation of proxies, we have retained MacKenzie Partners, which will receive a fixed fee of approximately $15,000, in addition to the reimbursement of out-of-pocket expenses, for its performance of certain ministerial services related to the solicitation. MacKenzie Partners will not make any recommendation to shareholders regarding the approval or disapproval of any voting matters.
The close of business on March 23, 2018 has been fixed as the record date for the determination of the Company shareholders entitled to vote at the Annual Meeting. As of the record date, approximately 64,510,318 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Company's Notice of Annual Meeting, 2018 Proxy Statement and 2017 Annual Report to Shareholders are available on the Company's website at www.rgare.com. Information on our website does not constitute part of this Proxy Statement.

BOARD OF DIRECTORS

ITEM 1 – ELECTION OF DIRECTORS
The first item to be acted upon at the Annual Meeting is the election of Patricia L. Guinn, Frederick J. Sievert and Stanley B. Tulin as directors of the Company. The Board nominates each of these individuals for election at the Annual Meeting. Each nominee is currently a member of the Board.
Ms. Guinn and Messrs. Sievert and Tulin all stand for election for terms expiring at the Annual Meeting of the Shareholders in 2021. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board may recommend.
Resignation of Directors
Since January 1, 2017, two directors resigned from the Board of Directors: Ms. Joyce Phillips resigned from the Board effective May 11, 2017; and Mr. William J. Bartlett resigned from the Board effective January 12, 2018.

Nominees and Continuing Directors
The Board currently has nine directors who are divided into three classes, each of which contains three directors. The term of office for each class is three years. Certain information with respect to the director nominees proposed by the Company and the other directors whose terms of office will continue after the Annual Meeting is set forth below.
Vote Required
If a quorum is present, the vote required to elect each director is a majority of the common stock represented in person or by proxy at the Annual Meeting. The Company recommends a vote FOR all nominees for election to the Board.
To Be Elected as Director for Term Ending in 2021

Patricia L. Guinn

Business Experience: Ms. Guinn was the Managing Director of Risk and Financial Services and a member of the executive leadership team at Towers Watson from 2010 until her retirement in 2015. Previously, she served as a Member of the Board and the Managing Director of Risk and Financial Services at Towers Watson's predecessor company, Towers Perrin. Overall, she has over 39 years of experience in the insurance industry. Ms. Guinn is a member of the board of directors of Allied World Assurance Company Holdings AG, an Association Member of BUPA, a board member of the International Insurance Society, and previously served on the board of the Actuarial Foundation. Additionally, Ms. Guinn is a member of the nominating committee and a fellow of the Society of Actuaries, a member of the American Academy of Actuaries, where she serves on the Financial Regulatory Task Force, and also a Chartered Enterprise Risk Analyst.

Retired Managing Director of Risk and Financial Services at Towers Watson
Skills and Qualifications: Experience as a senior executive at a global consulting company and as a board member of a global insurance company; risk management; actuarial; mergers and acquisitions; financial analysis and performance measurement for insurance companies

Age: 62 Director since: 2016 Independent

Frederick J. Sievert

Business Experience: Mr. Sievert was President of New York Life Insurance Company from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman from 2004 until his retirement in 2007. He joined New York Life in 1992 as Senior Vice President and Chief Financial Officer. In 1995, he was promoted to Executive Vice President and was elected to the Board of Directors in 1996. In addition, he was President and a member of the board of New York Life Insurance and Annuity Corporation, served as Chairman of the Board of NYLIFE Insurance Company of Arizona, and served on the Board of Directors for Max New York Life, the company's joint venture in India, Siam Commercial New York Life, the joint venture in Thailand and the company's South Korea operation. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England. Mr. Sievert currently serves as a director of CNO Financial Group, Inc.

Retired President of New York Life Insurance Company
Skills and Qualifications: Experience as an executive officer of a major U.S.-based life insurance company with international operations; life insurance business and insurance regulation; investments; risk management

Age: 70 Director since: 2010 Independent
Stanley B. Tulin

Business Experience: Mr. Tulin joined AXA Equitable in 1996 as Senior Executive Vice President and CFO. He served on the AXA Group Executive Committee from 2000 through 2006. Following his retirement in 2006, Mr. Tulin consulted for AXA Financial, Inc. for five years. In his position at AXA, he gained extensive experience in acquisitions and divestitures, consolidated risk management and financial communications. In 1998, he was named Vice Chairman and a director of AXA Equitable, while remaining CFO of AXA Financial. Prior to that position, he was Executive Vice President and CFO of AXA Financial. Prior to joining AXA Equitable, Mr. Tulin served as Co-Chairman of Coopers & Lybrand's Insurance Industry Practice group and was part of the Actuarial and Strategic Planning Group at Milliman & Robertson, Inc. for 17 years. Mr. Tulin is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Retired Vice Chairman and CFO of AXA Financial, Inc. and its principle insurance subsidiary, AXA Equitable Life Insurance Company
Skills and Qualifications: Experience as an executive officer of a major global financial services company; risk management, actuarial and mergers and acquisitions consulting experience; life insurance business; insurance regulation

Age: 68 Director since: 2012 Independent

CONTINUING DIRECTORS
To Continue in Office Until 2019

Christine R. Detrick

Business Experience: Ms. Detrick served as a Director/Partner, Leader of Americas Financial Services Practice, and Senior Advisor of Bain & Company, Inc., a global management consulting firm, from 2002 to 2012. Before joining Bain, Ms. Detrick served for 10 years at A.T. Kearney, Inc., a global management consulting firm, including as member of the Board of Directors, Management Committee member and Global Leader of the Financial Services Practice. Prior to those roles, she was a founding partner of First Financial Partners, a venture capital firm specializing in savings and loan institutions, from 1988 to 1992, and served as Chief Executive Officer for St. Louis Bank for Savings. Ms. Detrick formerly served on the board of Forethought Financial Group, Inc. a private life insurance carrier. She currently serves as an independent director of Hartford Mutual Funds and as an independent director, chairman of the Compensation Committee and member of the Nominating & Corporate Governance Committee of the board of Forest City Realty Trust, a publicly traded real estate company.

Former Director and Head of Americas Financial Services Practice of Bain & Company, Inc.
Skills and Qualifications: Corporate finance and financial reporting; investments; financial services and life insurance business; mergers and acquisitions; management and business consulting experience

Age: 59 Director since: 2014 Independent
Alan C. Henderson

Business Experience: Mr. Henderson was President and Chief Executive Officer of RehabCare Group, Inc. ("RehabCare") from 1998 until his retirement in 2003. Prior to becoming President and Chief Executive Officer, he was Executive Vice President, Chief Financial Officer and Secretary of RehabCare from 1991 through 1998. Mr. Henderson was a director of RehabCare from 1998 to 2003, Angelica Corporation from 2001 to 2003, and General American Capital Corp., a registered investment company, from 1989 to 2003.

Retired President and Chief Executive Officer of RehabCare Group, Inc.	Skills and Qualifications: Audit committee experience; experience as CEO and CFO of a public company; public company accounting and finance
Age: 72 Director since: 2002 Independent
Anna Manning

Business Experience: Prior to becoming President of the Company in December 2015 and Chief Executive Officer in 2017, Ms. Manning held the position of Senior Executive Vice President, Structured Solutions, which included the Company's Global Financial Solutions and Global Acquisitions businesses. Prior to assuming this role, Ms. Manning spent four years as Executive Vice President, U.S. Markets. Ms. Manning joined the Company in 2007, and shortly thereafter assumed the role of Executive Vice President and Chief Operating Officer for the International Division. Prior to joining RGA, Ms. Manning spent 19 years in actuarial consulting at Tillinghast Towers Perrin, following an actuarial career in the Canadian marketplace at Manulife Financial from 1981 until 1988. She holds a B.Sc. in Actuarial Science from the University of Toronto, is a Fellow of the Canadian Institute of Actuaries and a Fellow of the Society of Actuaries.

President and Chief Executive Officer of the Company
Skills and Qualifications: RGA's President since December 1, 2015 and Chief Executive Officer since January 1, 2017; extensive knowledge of the Company's business, operations and customers; extensive knowledge and relationships in the global financial services and life insurance business; actuarial experience; mergers and acquisitions

Age: 59 Director since: 2016 Not Independent

To Continue in Office Until 2020

Arnoud W.A. Boot

Business Experience: Mr. Boot has been a professor of Corporate Finance and Financial Markets at the University of Amsterdam and director of the Amsterdam Center for Law & Economics since 2002. Mr. Boot serves as Chairman of the Bank Council of the Dutch Central Bank and is a member of the Dutch Scientific Council for Government Policy (WRR). He is also Chairman of the European Finance Association and is a research fellow at the Centre for Economic Policy Research in London. He is the founder and director of the Amsterdam Center for Corporate Finance. Prior to his current positions, Mr. Boot was a partner in the Finance and Strategy Practice at McKinsey & Company from 2000 through 2001 and was the Vice Dean, Faculty of Economics and Econometrics at the University of Amsterdam from 1998 through 2000.

Professor of Corporate Finance and Financial Markets at the University of Amsterdam and Director of the Amsterdam Center for Law & Economics	Skills and Qualifications: Management and business consulting experience; corporate finance; investments; risk management; international business, markets and operations
Age: 58 Director since: 2009 Independent
John F. Danahy

Business Experience: Mr. Danahy was previously the Chairman and Chief Operating Officer of May Merchandising Company and May Department Stores International, subsidiaries of The May Department Stores Company (MDSC). Mr. Danahy served in various positions within MDSC for 38 years until his retirement in 2006. Mr. Danahy previously served as corporate-wide Senior Vice President of Information Technology and as Chairman and Chief Operating Officer of The Famous-Barr Co. for five years. Mr. Danahy has an Executive Master of Business Administration degree from the Olin Business School at Washington University in St. Louis.

Retired Chairman and Chief Operating Officer of May Merchandising Company and May Department Stores International	Skills and Qualifications: Information technology; international business; management and business experience; public company management experience
Age: 71 Director since: 2009 Independent

J. Cliff Eason (Chair)

Business Experience: Mr. Eason is Chairman of the Company's Board of Directors and was President and CEO of Southwestern Bell Telephone, SBC Communications, Inc. ("SBC") from September 2000 through January 2001. Mr. Eason previously served as President, Network Services from 1999 through 2000; President, SBC International, from 1998 until 1999; President and CEO of Southwestern Bell Telephone Company ("SWBTC") from 1996 until 1998; President and CEO of Southwestern Bell Communications, Inc. from 1995 through 1996; President of Network Services of SWBTC from 1993 through 1995; and President of Southwestern Bell Telephone Company of the Midwest from 1992 to 1993. He held various other positions with SBC and its subsidiaries prior to 1992. Mr. Eason was a director of Williams Communications Group, Inc. until his retirement in January 2001. Mr. Eason served as a director of Mercantile Bankcorp from 1993 to 1995.

Retired President and CEO of Southwestern Bell Telephone, SBC Communications, Inc.	Skills and Qualifications: Information technology; international business; management and business experience; public company management experience
Age: 70 Director since: 1993 Independent

DIRECTOR QUALIFICATIONS AND NOMINATION
Qualifications of Directors
The Board of Directors is made up of nine individuals, each with a valuable core set of skills, talents and attributes that make them appropriate for our Company's Board as a whole. When searching for new Board candidates, the Nominating and Governance Committee considers the evolving needs of the Company's global business and searches for Board candidates that fill any current or anticipated future needs or gaps in skills, experience and overall Board composition. As determined by our Board and the Nominating and Governance Committee, all of our directors and director candidates possess the following qualifications:
DIRECTOR QUALIFICATION CRITERIA

Director Qualification	Description
Financial Literacy	Directors and candidates should be "financially literate" as such qualification is interpreted by the Board in its business judgment.
Leadership Experience
Directors and candidates should possess significant leadership experience, such as experience in business, finance/accounting, financial services regulation, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

Commitment to Our Values	Directors and candidates shall be committed to promoting our financial success and preserving and enhancing our business and ethical reputation, as embodied in our codes of conduct and ethics.
Absence of Conflicting Commitments	Directors and candidates should not have commitments that would conflict with the time requirement commitments of a director.
Reputation and Integrity
Directors and candidates shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

Knowledge and Experience	Directors and candidates should possess knowledge and experience that will complement that of other directors and promote the creation of shareholder value.
Other Factors
Directors and candidates shall have other characteristics considered appropriate for membership on the Board, including an understanding of marketing and finance, sound business judgment, significant experience and accomplishments and educational background.

Other areas of expertise or experience are desirable given our Company's global reinsurance business and operations and the current make-up of the Board, such as expertise or experience in: life insurance, financial services, information technology, international markets, operations, capital markets, investments, banking, risk management, public company service and actuarial science. The process undertaken by the Nominating and Governance Committee in recommending qualified director candidates is described under "Shareholder Nominations."
All of our directors bring significant executive leadership derived from their careers and professions. When considering whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the Nominating and Governance Committee and the Board of Directors focuses primarily on the information discussed in each of the director's individual biographies described above.

Shareholder Nominations
As described in our Corporate Governance Guidelines, the Nominating and Governance Committee will consider shareholder nominations for directors who meet the notification, timeliness, consent and information requirements of our Articles of Incorporation and Bylaws. The Committee makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder, provided that the procedures with respect to nominations referred to above are followed. Potential candidates for nomination as director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Board chair and relevant committee chairs. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on the information supplied by the candidates and information obtained from other sources. The Nominating and Governance Committee will recommend candidates to the Board for election as director for approval, only if the Committee determines, in its judgment, that they have the specific minimum qualifications described above.
In order for a shareholder to nominate a candidate for director under our Articles of Incorporation and Bylaws, timely notice of the nomination must be given to us in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if we give less than 70 days notice of the meeting or prior public disclosure of the date of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first).
The shareholder filing the notice of nomination must describe various matters as specified in our Articles of Incorporation and Bylaws, including such information as name, address, occupation and all direct and indirect ownership interests, derivative interests, short interests, other economic incentives and rights to vote any shares of any security of the Company and other material interests in the Company. Shareholders nominating directors must disclose: the same information about a proposed director nominee that would be required if the director nominee were submitting a proposal; any other information that would be required to be disclosed in a proxy statement in a contested election pursuant to the Securities Exchange Act of 1934; any material relationships between the shareholder proponent and the director nominees; and, at the Company's request, any other information that would enable the Board to determine a nominee's eligibility to serve as a director, including information relating to the proposed nominee's independence or lack thereof.

DIRECTOR COMPENSATION
The Compensation Committee reviews director compensation periodically and recommends changes to the Board, when it deems appropriate, based on market information provided to the Committee by Steven Hall & Partners, an independent compensation consultant. The Committee considers various factors, including the responsibilities of directors generally, the responsibilities of Board and committee chairs and Company performance. Information regarding the retention of Steven Hall & Partners can be found under "Compensation Discussion and Analysis — Executive Compensation Process — Compensation Consultant." The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation. Directors who also serve as employees of the Company do not receive payment for services as a director.
2017 Director Compensation
During 2017, Ms. Manning was the only director employed by the Company, and the other directors were not employees of our Company or any subsidiary ("non-employee directors"). During 2017, compensation to our non-employee directors consisted of the following elements:

2017 DIRECTOR COMPENSATION STRUCTURE

Annual Retainer
Chairman of the Board	$180,000
All other independent directors	$100,000
Committee Chair Additional Retainer
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Finance, Investment and Risk Management Committee Chair	$15,000
Nominating and Governance Committee Chair	$15,000
Subgroup Member Retainer
Transaction Review Subgroup	$10,000
Technology Subgroup	$10,000
Annual Stock Grants[1]
Chairman of the Board	$240,000
All other independent directors	$140,000
1Number of shares issued is based upon the fair market value of the stock on the date of the grant.
We also reimburse directors for reasonable out-of-pocket expenses incurred in connection with attending and participating in Board and Committee meetings and director education programs.
2017 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash[1]	Stock Awards[2]	All Other Compensation[3]	Total
William J. Bartlett	$125,000	$140,108	$84,344	$349,452
Arnoud W.A. Boot	$110,000	$140,108	$4,277	$254,385
John F. Danahy	$125,000	$140,108	---	$265,108
Christine R. Detrick	$110,000	$140,108	$5,266	$255,374
J. Cliff Eason	$180,000	$240,074	---	$420,074
Patricia L. Guinn	$100,000	$140,108	$8,887	$248,995
Alan C. Henderson	$125,000	$140,108	$8,733	$273,841
Joyce A. Phillips	$100,000	$140,108	---	$240,108
Frederick J. Sievert	$125,000	$140,108	$7,386	$272,494
Stanley B. Tulin	$99,000[4]	$140,108	---	$239,108

1.
This column reflects the retainer and fees earned in 2017 for Board and committee service. Payments for retainer and fees were paid net of taxes to Mr. Bartlett and Mr. Boot. The 2017 cash retainer was paid in January 2017.

2.
This column reflects the award of 1,082 shares (1,854 shares in the case of Mr. Eason and 757 shares in the case of Messrs. Bartlett and Boot, whose stock was issued net of taxes) of common stock on February 23, 2017, at a closing market price of $129.49. The shares were issued as part of the directors' annual compensation. Messrs. Henderson and Sievert and Ms. Guinn elected to defer their stock awards under the Flexible Stock Plan for Directors into the Phantom Stock Plan for Directors. Ms. Guinn also elected to defer her annual retainer into the Phantom Stock Plan for Directors.

3.
This column includes reimbursements to the directors for spousal travel expenses incurred in connection with attending the October meeting of the Board of Directors, which was held in one of the Company's global offices outside the United States. Under U.S. tax laws, the amount of such reimbursement for spousal travel must be included on the Form 1099-MISC that is issued annually by the Company to each director. Directors are responsible for paying any taxes they incur because of the reimbursement for spousal travel expenses. The amount for Mr. Bartlett represents compensation for services as a director of our Australian holding and operating companies, with Australian dollars converted to U.S. dollars using an annualized currency exchange rate.

4.
In lieu of receiving the annual cash retainer, Mr. Tulin is reimbursed for certain personal travel expenses he incurs to attend Board and committee meetings.  Those expenses exceed the amount reimbursable under the Company's travel expense reimbursement policy for directors.  The net expense to the Company is approximately equal to the amount Mr. Tulin would have received if he was paid the annual retainer and reimbursed for travel as permitted in the travel expense reimbursement policy.

2018 Director Compensation
Director compensation is reviewed every three years with the intent to align to a projected marketplace median level on a forward looking basis to the middle of the next three-year period. In October 2017, the Compensation Committee reviewed and recommended changes to the compensation structure of non-employee directors starting in 2018. In December 2017, the Board approved the recommendation of the Compensation Committee. The review by the Compensation Committee included input from the independent compensation consultant, Steven Hall & Partners, and consisted of comparing marketplace practices of ten companies comprising our current executive compensation Pay Level peer group and aging the data based on market growth observations from the previous three-year period. The approach results in our director compensation levels slightly leading the marketplace in 2018 and we anticipate that our director compensation will slightly lag the marketplace in 2020. The following table summarizes the 2018 director compensation structure:
2018 DIRECTOR COMPENSATION STRUCTURE

Annual Retainer
Chairman of the Board	$215,000
All other independent directors	$115,000
Committee Chair Additional Retainer
Audit Committee Chair	$27,500
Compensation Committee Chair	$22,500
Finance, Investment and Risk Management Committee Chair	$22,500
Nominating and Governance Committee Chair	$22,500
Subgroup Member Retainer
Transaction Review Subgroup	$10,000
Technology Subgroup	$10,000
Annual Stock Grants[1]
Chairman of the Board	$280,000
All other independent directors	$150,000
1Number of shares issued is based upon the fair market value of the stock on the date of the grant.
Director Stock Retention Policy
Our director stock retention policy provides that, subject to certain exceptions for tax obligations and estate planning purposes, a non-employee member of the Board of Directors may not transfer any shares of the Company's common stock which he or she received as compensation for service on the Board of Directors until the value of the total shares held by the director equals or exceeds five times the amount of the annual cash retainer paid to such director.

Directors' Phantom Shares
Non-employee directors may elect to receive phantom shares by deferring all or a portion of their annual compensation (including the stock portion). A phantom share is a hypothetical share of our common stock based upon the fair market value of the common stock at the time of the grant. Phantom shares granted prior to January 1, 2016 are not distributed until the director ceases to serve on the Board, at which time we will issue cash or shares of common stock in an amount equal to the value of the phantom shares. Effective January 1, 2016, directors may elect to receive distributions of deferred shares at retirement or five or seven years after retirement pursuant to a post-deferral election. Distributions can be either via shares or cash and may be paid as a single payment or in five substantially similar annual installments.
Because phantom shares can be distributed in cash instead of stock, they are not included as shares beneficially owned by the directors under the beneficial ownership table (page 65). Several directors have elected to participate in the deferral option and the following table illustrates their accumulated phantom share balance as of December 31, 2017:
PHANTOM SHARE OWNERSHIP

Name	Phantom Shares
William J. Bartlett	5,631
J. Cliff Eason	30,240
Patricia L. Guinn	1,869
Alan C. Henderson	3,731
Frederick J. Sievert	2,645

CORPORATE GOVERNANCE

OVERVIEW

RGA is a values-based company. Our values guide our behavior at every level and apply across the Company on a global basis. We expect all directors, officers and employees to conduct business in compliance with the guidelines described below and we survey compliance with these policies on an annual basis.
Governance Guidelines and Charters

We have adopted the following governance policies and guidelines:

•	a Principles of Ethical Business Conduct, which applies to all employees and officers of the Company and its subsidiaries;

•	a Directors' Code of Conduct, which applies to directors of the Company and its subsidiaries;

•
a Financial Management Code of Professional Conduct, which applies to our President and Chief Executive Officer, Chief Financial Officer, Corporate Controller, primary financial officers in each business unit and all professionals in finance and finance-related departments.

We intend to satisfy any disclosure obligations under Item 5.05 of Form 8-K by posting on our website information about amendments to, or waivers from, any provision of the Financial Management Code of Professional Conduct that applies to our President and Chief Executive Officer, Chief Financial Officer or Corporate Controller.

The Board of Directors has adopted Corporate Governance Guidelines and charters for the Audit, Compensation, Finance, Investment and Risk Management and Nominating and Governance Committees.
Director Independence
In accordance with the Corporate Governance Guidelines, the Board undertook reviews of director independence in February 2017 and February 2018. During these reviews, the Board received a report from the Company's General Counsel noting that there were no transactions or relationships between the Company or its subsidiaries and any of the non-employee directors, nor any member of such director's immediate family. The purpose of this review was to determine whether any of those directors had a material relationship with the Company that would preclude such director from being independent under the listing standards of the New York Stock Exchange ("NYSE") or our Corporate Governance Guidelines.
As a result of this review, the Board affirmatively determined, in its judgment, that each of the non-employee directors are independent of the Company and its management under the applicable standards. In 2017, only Ms. Manning, our President and Chief Executive Officer, was not an independent director.
Board Diversity
The Board believes that it is essential that directors represent diverse perspectives, skills and experience. When evaluating the various qualifications, experiences and backgrounds of Board candidates, the Board reviews and discusses many aspects of diversity such as gender, race, national origin, education, professional experience, geographic representation and differences in viewpoints and skills. To the extent possible, director recruitment efforts include several of these factors and the Board strives to recruit candidates that enhance the Board's diversity.

Board Leadership Structure
In recognition of the differences between the two roles and in order to maximize effective Board leadership, our Company has separated the position of Chief Executive Officer ("CEO") and Chairman of the Board since we became public in 1993. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings, presides over meetings of the full Board and presides at the regularly scheduled executive sessions of the independent directors.
The Board's Role in Risk Oversight
The Board has an active and ongoing role, as a whole and also at the committee level, in overseeing management of the Company's risks. The following table summarizes each committee's responsibilities regarding risk oversight.
RISK OVERSIGHT

Committee of the Board	Areas of Risk Oversight	Additional Information
Audit	Accounting and financial reporting risk, ethics and compliance matters	Reviews reports on ethics and compliance matters each quarter
Compensation	Risks relating to the Company's employee compensation policies, practices, plans and arrangements	Oversees the management of compensation risks, including executive retention
Finance, Investment and Risk Management	Financial risks, investment risks and overall enterprise risk management	Reviews, monitors and, when appropriate, approves the Company's programs, policies and strategies relating to financial and investment risks
Nominating and Governance	Risks associated with the independence of the Board of Directors, leadership development and CEO succession planning	Oversees risks related to succession planning and board retention, refreshment and development
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, committee meetings are scheduled so that the entire Board of Directors (including directors who are not committee members) is able to participate in committee meetings and stay apprised of the risks monitored and discussed by each committee. In addition, each committee provides recommendations to the full Board as required or appropriate.
Risk Considerations in our Compensation Program
The Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee considers the Company's long-standing culture, which emphasizes incremental continuous improvement and sustained long-term shareholder value creation, and ensures that these factors are reflected in the design of the Company's compensations plans. Our compensation program is structured so that a considerable amount of our incentive-eligible employees' compensation is tied to the long-term health of the Company. We avoid the type of disproportionately large, annual incentives that could encourage employees to take risks that may not be in our shareholder's long-term interests and we weight our management's incentive compensation toward profitability and long-term performance. We believe this combination of factors encourages our executives and other employees to manage the Company in a prudent manner with a focus on increasing long-term shareholder value. Furthermore, as described in "Compensation Discussion and Analysis" below, the Compensation Committee may exercise full discretion and include subjective considerations in its incentive compensation decisions.

While a significant portion of our executive compensation plan is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. Informed risk-taking is a fundamental and necessary part of our business, and our Compensation Committee focuses on aligning the Company's compensation policies with the Company's long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. The following policies and practices emphasize the Compensation Committee's focus on balancing risk with reward:

Risk Balancing Practices and Policies
Annual Bonus Plan	●	Our Annual Bonus Plan ("ABP") is designed to reinforce our pay-for-performance culture by making a significant portion of management's annual compensation variable.
	●	ABP awards are based solely on Company results or on a combination of Company, business unit and/or individual performance.
●
The ABP aligns annual cash bonus compensation with our short-term business strategies and the targets reflect our short-term goals for adjusted operating income per share, book value per share excluding accumulated other comprehensive income ("AOCI"), new business embedded value and annual adjusted operating consolidated revenue.

	●	The Compensation Committee sets award levels with a minimum level of performance that must be met before any payment can be made.
	●	To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of the target.
Performance Contingent Share Grants	●	Our performance contingent share ("PCS") grants are a three-year performance-driven incentive program that reinforces our intermediate-term strategic, financial and operating goals.
	●	The Compensation Committee sets award levels with a minimum level of performance that must be met before any payment can be made.
	●	To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of target.
●
We measure performance for the PCS grants based 33% on a cumulative adjusted operating consolidated revenue growth rate, 33.5% on adjusted operating return on equity and 33.5% on relative return on equity compared to an established peer group, all calculated as of the end of the applicable three-year performance period.

Stock Appreciation Rights	●	We believe that Stock Appreciation Rights ("SARs") provide the most appropriate vehicle for providing long-term value to management because of the economic tie to shareholder value.
●
We believe annual grants of SARs allow us to reward the achievement of long-term goals and are based on our desire to achieve an appropriate balance between the overall risk and reward for short, intermediate and long-term incentive opportunities.

	●	The vesting schedule for SARs grants is four years, 25% of which vests at the end of each year. Upon vesting, the SARs are settled in the equivalent value of unrestricted shares of common stock.
Share Ownership Guidelines	●
Our share ownership guidelines require members of senior management to hold a specified number of shares of Company stock which is based on the level of their role and responsibility in the organization.

●
Share ownership requirements ensure that our senior management will have a significant amount of value tied to long-term holdings in Company stock and align their interests with those of our shareholders.

Executive Incentive Recoupment Policy	●	Our Executive Incentive Recoupment Policy permits the Company to recoup all or a portion of incentive awards paid to certain executives upon the occurrence of certain recoupment events.
●
Such events include: (i) a financial restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws; (ii) receiving an incentive award based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; (iii) causing injury to the interests or business reputation of the Company or of a business unit whether due to violations of law, regulatory sanctions or otherwise and (iv) a material violation of the Company's Principles of Ethical Business Conduct.

●
The Compensation Committee has express authority to interpret and administer the policy, implement various remedies based on the circumstances triggering the recoupment and make all determinations with respect to the policy in its sole discretion.

Combination of Performance Metrics	●
We use a combination of performance metrics in determining our executives' performance-based compensation that motivate our executives to achieve performance that is in line with the best interests of the Company and our shareholders.

●
By using a variety of performance metrics in our Annual Bonus Plan and our intermediate and long-term performance programs, we mitigate the risk that our executives would be motivated to pursue results with respect to one performance measure to the detriment of the Company as a whole.

Independent Compensation Consultant	●	The Compensation Committee benefits from its use of an independent compensation consulting firm which provides no other services to the Company.

Communications with the Board of Directors
The process for communicating with the Board requires that the General Counsel make a record of the receipt of any such communications. All properly addressed communications will be delivered to the specified recipient(s) not less than once each calendar quarter and will not be directed to or reviewed by management prior to receipt by such person.
Board Meetings

The Board of Directors held a total of six meetings during 2017. Each director attended at least 75% of the meetings of the Board and committees on which he or she served during 2017. We do not have a policy with regard to attendance by directors at the Annual Meeting of Shareholders. The Chairman of the Board attended the 2017 Annual Meeting of Shareholders.
BOARD COMMITTEES
The Board of Directors has the following committees:
•Audit Committee;
•Compensation Committee;
•Finance, Investment and Risk Management Committee; and
•Nominating and Governance Committee.
The Board has also organized a sub-group of directors who meet periodically with members of Company management to discuss significant acquisition opportunities and a sub-group that discusses technological opportunities and advancements. Information about committee membership, independence, qualifications, roles and responsibilities is provided below.
2017 BOARD COMMITTEE MEMBERSHIP

Director	Independent	Audit	Compensation	Finance, Investment and Risk Management	Nominating and Governance
William J. Bartlett	yes	chair[1]		member
Arnoud W.A. Boot	yes	member[1]		member
John F. Danahy	yes	member	chair
Christine R. Detrick	yes		member		member
J. Cliff Eason	yes		member		member
Patricia L. Guinn	yes	member		member
Alan C. Henderson	yes			chair	member
Anna Manning	no
Frederick J. Sievert	yes		member		chair
Stanley B. Tulin	yes		member	member
Number of Meetings in 2017		8	6	5	6
1 Effective December 19, 2017, the Board appointed Mr. Boot as Chair of the Audit Committee. Mr. Bartlett resigned from the Board effective January 12, 2018.

AUDIT COMMITTEE

Roles and Responsibilities
●	Responsible for the appointment, compensation, retention and oversight of the work of our independent auditor.
●	Oversees our accounting and financial reporting processes and policies and the integrity of our financial statements.
●	Supervises the adequacy of our internal controls over financial reporting and disclosure controls and procedures.
●	Pre-approves audit, audit-related and non-audit services to be performed by the Company's independent auditor.
●	Reviews reports concerning significant legal and regulatory matters.
●	Reviews the plans and performance of our internal audit function.
●	Reviews and discusses our filings on Forms 10-K and 10-Q, including the financial information in those filings.
Independence and Financial Literacy
●	The Board has determined that the members are "independent" within the meaning of SEC regulations applicable to audit committees and NYSE listing standards.
●	The Board has determined that all of the members have accounting and related financial management expertise within the meaning of NYSE listing standards.
●	The Board has determined that all the members are qualified as audit committee financial experts within the meaning of SEC regulations.

COMPENSATION COMMITTEE
Roles and Responsibilities
●	Establishes and oversees our general compensation and benefits programs.
●	Reviews and approves the performance and compensation of the CEO, other named executive officers and members of our senior management.
●	Sets performance measures and goals and reviews the attainment of performance goals under performance-based incentive compensation plans.
Independence
●	The Board of Directors has determined, in its judgment, that all of the Committee's members are independent within the meaning of NYSE listing standards.
●
For purposes of its independence determination, the Board considered the enhanced independence standards for compensation committees under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 which are required by the SEC for the listing standards of national securities exchanges.

Interlocks and Insider Participation
●	The members of the Compensation Committee are not and have never been officers or employees of the Company or any of its subsidiaries.
●	No directors or executive officers of our Company serve on the compensation committee of another company of which a member of our Compensation Committee is an officer.

FINANCE, INVESTMENT AND RISK MANAGEMENT COMMITTEE
Roles and Responsibilities
●	Assists the Board in connection with its oversight responsibilities for the Company's risk, investment and finance policies, programs, procedures and strategies.
●
Reviews, monitors, and when appropriate, approves the Company's programs, policies and strategies relating to financial and investment risks and overall enterprise risk management Governance Guidelines.

NOMINATING AND GOVERNANCE COMMITTEE
Roles and Responsibilities
●	Develops and implements policies and practices relating to corporate governance.
●	Reviews and monitors implementation of our Corporate Governance Guidelines.
●
Identifies individuals qualified to become members of the Board, consistent with the criteria established by the Board; develops and reviews background information on candidates for the Board; and makes recommendations to the Board regarding such candidates.

●	Prepares and supervises the Board's annual review of director independence and the performance of self-evaluations conducted by the Board and committees.
●
Oversees the succession planning process for our CEO, which includes reviewing development plans for potential successors and development and periodic review of the Company's plans for CEO succession in various circumstances. Evaluating potential internal and external successors for other executive and senior management positions.

Independence
●	The Board of Directors has determined, in its judgment, that all of the Committee's members are independent within the meaning of NYSE listing standards.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We do not have any agreements, transactions or relationships with related persons such as directors, nominees, executive officers or immediate family members of such individuals. At least annually, we review all relationships between the Company and our directors and executive officers and their immediate family members to determine whether such persons have a direct or indirect material interest in any transaction with us. Our Global Legal Services staff is primarily responsible for developing and implementing processes and controls to obtain information from the directors, nominees and executive officers with respect to related person transactions. If such a transaction arose, our Global Legal Services staff would determine, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, related person transactions that are determined to be directly or indirectly material to us would be disclosed in the proxy statement or other SEC filings.
The Board has adopted a policy as part of its corporate governance guidelines that requires advance approval by the Board before any of the following persons knowingly enter into any transaction with the Company or any of our subsidiaries or affiliates through which such person receives any direct or indirect financial, economic or other similar benefit or interest. The individuals covered by the policy include any:

•	director,

•	nominee for director,

•	executive officer,

•	holder of more than 5% of our voting securities,

•	immediate family member of such a person, as that term is defined in the policy, and

•	charitable entity or organization affiliated with such person or any immediate family member of such person.
Transactions covered by the policy include any contract, arrangement, understanding, relationship, transaction, contribution or donation of goods or services, but excludes transactions with any charitable entity or organization affiliated with a director, nominee for director, executive officer, 5% security holder or any immediate family member of such a person if the amount involved is $2,500 or less. At this time, the Company is not involved in any transactions that would be covered by this policy.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our Company and Board of Directors believe that creating long-term value for our shareholders implicitly requires enacting and executing businesses practices and strategies that, while delivering competitive returns, also help to advance environmental, social and governance ("ESG") issues. Effectively addressing ESG issues is a key part of building a great company, and doing so means having strong governance, effective management systems and robust controls. We strive to govern the Company in a manner that recognizes environmental sustainability alongside our long-term operational goals and strategies. We understand that we have a responsibility to monitor and control our ecological impact and adopt best practices on environmental, social and governance issues that may have a material impact on corporate strategy, risks, opportunities or performance.
Environment
The Company is committed to operating in a socially responsible manner and strives to be a good steward of the environment. Our headquarters building, based in Chesterfield, Missouri, was constructed in 2015 in line with LEED Gold requirements. The building was designed to be highly energy efficient and includes a unique curtain wall system with ceramic fitting, state of the art HVAC system and a window shade system that automatically adjusts to solar demand changes. The sophisticated Building Automation System collects information from hundreds of data points, signaling potential inefficiencies or alarms, and automatically adjusts or overrides programmed system functions to optimize operations for maximum energy, economic and environmental efficiencies. The building also has a rain water collection system which utilizes bio-retention ponds that naturally filter and clean the water runoff from the site. In addition, the landscaping was designed with native grasses and plants to minimize the use of irrigation.
Over the past few years we have undertaken a number of other initiatives that exemplify our commitment to the environment, reducing our paper consumption and implementing a robust recycling program.
Social Impact
As a leading global life and health reinsurer, the way we operate, the work we do, and the support we provide to our local communities can all be traced to a desire to extend and improve the individual lives we touch, whether directly or through our business and community partners.
Charitable Giving - We embrace our responsibility as a corporate leader in the communities in which we live and work. The Company participates in charitable activities relevant to our business and linked to our mission, vision and values. Over the past five years, the Company and its employees regularly contribute to local, national and regional non-profit organizations that promote health and well-being. A significant portion of those donations come from our Matching Gift Program, which enables employees to donate to the charity of their choice. We also encourage employee volunteerism, partnering with community service organizations to provide opportunities for employees to donate time and talents to assist neighbors in need.
Industry Advancement - We believe strongly in the power of shared knowledge. Our employees are known industry-wide for leadership in industry organizations. The Company regularly releases research to advance the understanding of risk and improve the actuarial, underwriting and claims disciplines.
The Company is a co-founder of the Longer Life Foundation ("LLF"), a non-profit corporation, which partners with Washington University in St. Louis. Each year, LLF provides grants to support innovative independent research by scientific, medical and public health experts working to make discoveries that will improve long-term mortality, enhance longevity and promote healthier lives. Since LLF's founding in 1998 the Company has provided grants supporting more than 100 research projects.
Corporate Governance
We are a values-based company. Our values guide our behavior at every level and apply across the Company on a global basis. We believe that sound principles of corporate governance are a key element of our business, and the Board of Directors is deeply involved in providing continuing insight and clarity into our governance process. We expect all directors, officers and employees to conduct business in compliance with the various corporate governance documents and policies we have implemented and survey compliance on an annual basis.
Governance Engagement with Shareholders. Consistent with our approach of proactively engaging shareholders on corporate governance issues, in July 2017 we launched our first strategic shareholder engagement program with investors focused exclusively on key governance issues. We reached out to representatives holding over 50% of the outstanding shares of Company stock and engaged in dialogue with holders of 43% of our outstanding shares. The Board of Directors engaged a third party governance advisor to help facilitate the discussions and develop a strategic plan for addressing shareholder concerns.
These discussions with investors led to the Board proactively introducing the three corporate governance proposals in this Proxy Statement, to ensure that the Company is in line with best governance practices: (i) giving shareholders the ability to amend the Company's bylaws; (ii) the declassification of the Board of Directors and (iii) the removal of the 85% supermajority voting threshold on certain provisions in the Articles of Incorporation.

For more information on our shareholder engagement program and efforts, see "Shareholder Engagement" below.
Board Evaluations. Consistent with corporate governance best practices, the Nominating & Governance Committee prepares and supervises the Board's annual review of director independence and the performance of self-evaluations conducted by the Board and committees. The 2017 self-assessment form emphasizes topics and issues that are timely and relevant to the Board, such as interactions among directors and board effectiveness. It is structured in two sections: an "inward-looking" section, in which directors respond to questions directly relating to their roles on the Board; and an "outward-looking" section, which involves questions relating to the Board as a whole.
After receiving the self-evaluations, our Chairman of the Board conducted individual interviews with each director to discuss their responses, recommendations and concerns. This also allows directors an opportunity to raise sensitive subject matter discussions with the Chairman. The responses and the Chairman's findings were reported and discussed at the October 2017 Board meeting.
Diversity and Inclusion
The Company is committed to fostering a company culture that is inclusive, collaborative and compassionate. We derive a great deal of strength from our globally diverse workforce. We have long been committed to cultivating work environments in which all of our employees can discuss diversity and inclusion and ensuring our businesses are representative of the communities we serve.
In line with that mission, in 2017, our President and CEO, Anna Manning signed the CEO Action for Diversity & Inclusion pledge. This is the largest CEO-driven business commitment to advance diversity and inclusion within the workplace, made up of a group of more than 270 CEOs.
With this pledge, the Company agrees to take action to cultivate environments in which diverse experiences and perspectives are welcomed and employees feel comfortable and encouraged to discuss diversity and inclusion. As part of the initiative, the Company is implementing and expanding our unconscious bias education program and we continue to make improvements to our workplace in order to create a trusting environment open to fostering complex conversations about these topics.
Many actions have been undertaken over the last few years to improve diversity within the Company, including:

•	Talent acquisition teams have partnered with local HR teams around the world to increase our presence at universities and industry events that focus on diverse hiring;

•	We introduced a New Graduate Development Program in 2016 - 46% of participants are female and 32% are ethnically diverse;

•	We produce an annual dashboard identifying opportunities for further improvement on a variety of diversity topics;

•	We provided unconscious bias training to the top 100 senior leaders globally at a management retreat in 2017; and

•	We implemented a required formal nominating process to ensure an equal proportion of available talent (men, women, minorities) participate in development programs.
SHAREHOLDER ENGAGEMENT
We believe that fostering long-term and institution-wide relationships with shareholders and maintaining their trust and goodwill is a core objective. We are committed to engaging in constructive and meaningful dialogue with our shareholders. We value shareholder views and insights and believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability.
In order to ensure that our Board and management understand and address the issues that are important to our shareholders, the Company has an ongoing proactive practice of discussing issues such as corporate strategy and financial performance, governance, executive compensation, social and environmental concerns, as well as other important topics with significant shareholders. Such discussions usually include our President and CEO, Chief Financial Officer, Investor Relations Officer and other key members of management. We conduct these meetings in person, via teleconference or one-on-one at conferences throughout the year, or in connection with our annual Investor Day. Feedback and input from our shareholders is formally reported to the Board of Directors on a quarterly basis.
POLITICAL CONTRIBUTIONS

We have established policies and procedures governing the political activities of the Company and our political action committee. Due to our unique position as the only US-based reinsurer in the global life and health reinsurance industry, we actively follow both state and federal legislation. On both the state and federal levels, we actively participate in lobbying in the interest of protecting the rights of reinsurance companies and in the pursuit of staying competitive in the international market.
Like many large organizations, we have a federal political action committee, created and administered under applicable federal law. Our Missouri operating company, RGA Reinsurance Company, sponsors the Reinsurance Group of America Federal Political Action Committee ("RGA PAC"), a non-partisan PAC formed under the federal election laws, which makes contributions to individual candidates pursuant to federal election laws. In appropriate circumstances the RGA PAC may also make contributions to the federal political action committees of trade associations. All contributions are made with the Company's strategic goals in mind and are intended to support candidates who support issues important to the Company and our clients.
The board of the RGA PAC is comprised of Company employees who are members of the RGA PAC and the Board regularly reviews the Company's political and lobbying policies and reports of political contributions. It is advised of the Company's ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the RGA PAC. The RGA PAC files contributions and expenditure reports with the Federal Elections Commission, pursuant to federal regulations.
Under United States federal law, the Company may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition, our Principles of Ethical Business Conduct ensure that no Company funds or assets are used for any candidate or nominee for political office, or for any political party or committee, except in compliance with specific Company policies and all applicable laws and regulations. When permitted, the Company makes political contributions to insurance and reinsurance trade associations and individual candidates at the state level who understand the issues most important to us and our clients.

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is designed to attract and retain senior level employees who direct and lead our business and to appropriately reward these individuals for their contribution to the business. Our Board of Directors has delegated to the Compensation Committee the authority to establish and oversee our general compensation program, review the performance and approve the compensation of our Chief Executive Officer and review and approve the compensation of the other named executive officers and members of our senior management. The Compensation Committee also reviews and approves this Compensation Discussion and Analysis (the "CD&A") regarding executive compensation for inclusion in this Proxy Statement. During 2017, the Compensation Committee consisted of Messrs. Danahy (Chairman), Eason, Sievert and Tulin and Ms. Detrick.

The discussion of our compensation practices and related disclosures focus on the compensation of our named executive officers. This discussion is divided into the following sections:

Compensation Disclosure Sections
Overview	page 20
Five Elements of Compensation	page 27
Executive Compensation Process	page 34
2017 Compensation Actions and Results	page 38
Executive Compensation Tables	page 44
Other Executive Compensation Matters	page 51
OVERVIEW
2017 NAMED EXECUTIVE OFFICERS

Name	Title
Anna Manning	President and Chief Executive Officer
Todd C. Larson	Senior Executive Vice President, Chief Financial Officer
Alain P. Néemeh	Senior Executive Vice President, Chief Operating Officer
John P. Laughlin	Executive Vice President, Global Financial Solutions
Timothy T. Matson	Executive Vice President, Chief Investment Officer

Our Compensation Philosophy and Objectives
The philosophy and objectives of our executive compensation programs are to:

•	Create incentives that will focus executives on, and reward for, increasing long-term shareholder value;

•	Reinforce our pay for performance culture by making a significant portion of compensation variable and based on Company and business unit performance;

•	Align the long-term financial interests of our executives with those of our shareholders through equity-based incentives and by building executive ownership in the Company; and

•	Provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives.
We use financial performance measures that focus on adjusted operating revenue, new business embedded value, adjusted operating income per share, book value per share excluding AOCI, adjusted operating return on equity, relative return on equity and cumulative adjusted operating revenue growth rate. Our annual bonus plan and performance contingent share program are tied to financial and adjusted operating performance metrics and our stock appreciation rights are tied to the performance of the Company's stock. This approach aligns our executive compensation program to our business strategies, reinforces our pay-for-performance culture by using variable compensation based on performance and aligns the long-term financial interests of our executives with the interests of our shareholders. For a more detailed discussion on performance metrics, see "Five Elements of Compensation" and "2017 Compensation Actions and Results."
Our Compensation Program and Governance Reflects Best Practices
We have designed our compensation program to drive performance toward achievement of our short and long-term goals and to increase long-term shareholder value, while appropriately balancing risk and reward. We regularly review our program to incorporate best practices, including the following:

What We Do
✓
Pay-for-Performance. We have a pay-for-performance executive compensation structure that provides an appropriate mix of short, intermediate and long-term performance incentives, with emphasis on shareholder value. Our executive compensation is closely aligned with financial performance because the majority of the total compensation for our executives is earned only upon the achievement of corporate, business unit and/or individual performance goals. Other than base salary, we do not provide any fixed compensation.

✓
Use of Multiple Financial Performance Metrics. Our incentive compensation programs utilize multiple financial performance metrics, including adjusted operating revenue, adjusted operating income, book value and new business embedded value for our Annual Bonus Plan and cumulative adjusted operating revenue growth rate, return on equity and relative return on equity for our Performance Contingent Shares. These financial metrics are focused on performance and creation of long-term shareholder value.

✓
Compensation Benchmarking at Median. The Compensation Committee reviews publicly available information of peer companies to evaluate how our named executive officers' compensation compares to executives in similar positions at other companies and considers that information when establishing compensation. In most markets, we align our executive compensation levels with the market median in order to retain current talent and attract new talent.

✓
Annual Shareholder "Say on Pay." Because we value our shareholders' input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a nonbinding, advisory basis, the compensation of the named executive officers in our proxy statement.

✓
Compensation Recoupment Policy. We have an Executive Incentive Recoupment Policy which permits the Company to recoup all or a portion of an incentive award paid to certain executives upon the occurrence of a specified recoupment event, including a financial restatement. We have incorporated the provisions of this policy into our Flexible Stock Plan and award agreements.

✓
Stock Ownership Guidelines. To further align the long-term interests of our executives and our shareholders, we have robust stock ownership requirements for our executive officers. For additional information, see "Stock Ownership - Executive Stock Ownership Guidelines."

✓	Independent Compensation Consultant. The Compensation Committee benefits from its use of an independent compensation consulting firm which provides no other services to the Company.
✓	Compensation Committee Negative Discretion. We give our Compensation Committee full discretion to reduce or eliminate any incentive award.
✓	Programs Designed to Manage Dilution Efficiently. We design our long-term incentive programs to manage dilution through the use of stock settled stock appreciation rights (SARs).
✓	Shareholder Value. We design our equity compensation programs to appropriately balance short, medium and long-term focus on key drivers of shareholder value creation.

What We Don't Do
X	No Employment Contracts. We do not have any employment or contractual pre-employment severance agreements for our executives and we only offer limited benefits on termination of employment.
X
Limited Perquisites. We do not offer our executives personal benefit perquisites, such as aircraft, cars or apartments and we do not reimburse our executives for personal benefit perquisites such as club dues or other social memberships, except in some foreign countries where such perquisites are required to maintain a local competitive position.

X	No Preferential Payments. We do not pay preferential or above market returns on executive deferred compensation.
X	Limited Benefits Upon Change in Control. We have limited benefits upon change in control and our Flexible Stock Plan does not require that awards automatically accelerate upon a change in control.
X	No Repricing of Grants. Our Flexible Stock Plan prohibits repricing for underwater stock options and stock appreciation rights.
X	No Golden Parachutes or Gross-Ups. We do not have any golden parachute agreements or tax gross-ups for severance payments with our executives.
X
No Speculative Trading. Our Insider Trading Policy prohibits employees from short-selling Company stock and strongly discourages the use of margin accounts, standing and limit orders or engaging in any other transaction where there is no control over the timing of purchases or sales and could result in a trade occurring at a time when the employee is aware of material non-public information or otherwise not permitted to trade.

X
No Unapproved Hedging. Our Insider Trading Policy prohibits employees from engaging in hedging or monetization transactions, which can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Exemptions to this general prohibition may be sought from the General Counsel on a case-by-case basis and will be subject to pre-clearance.

X	Pledging Discouraged. Our Insider Trading Policy discourages employees from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Say on Pay Feedback from Shareholders
A primary focus of our Compensation Committee is whether the Company's executive compensation program serves the best interests of the Company's shareholders. At the Company's 2017 Annual Meeting, a significant majority (98% of votes cast on the proposal) of our shareholders approved the compensation program described in the proxy statement for that meeting. This is consistent with our shareholder feedback at our previous annual meetings:

Annual Meeting Year	Percentage of Votes Cast in Favor of "Say on Pay"
2017	98%
2016	98%
2015	98%
2014	97%
2013	99%
Five Year Average	98%
As part of its ongoing review of our executive compensation program, the Compensation Committee took the votes into consideration, along with an overall review of the compensation program, when making compensation decisions for 2017 and 2018. The Compensation Committee determined that the Company's executive compensation philosophy, objectives and elements continue to be appropriate.
Five Elements of Compensation
Our executive compensation program consists of the following five elements:

Element of Compensation		Purpose
1.	Base Salary
Our base salaries are designed to provide a competitive component of the total compensation package that will attract, retain and motivate high-performing executives. Adjustments to base salary are made periodically to recognize competitive changes and personal performance.

2.	Annual Bonus Plan
Our Annual Bonus Plan ("ABP") awards are designed to reinforce our pay-for-performance culture and align incentive compensation with our short-term business strategies by making an executive's entire ABP award variable and based on Company, business unit and/or individual performance.

3.	Performance Contingent Shares
Performance Contingent Shares ("PCS") are granted annually, and the number of PCS granted is based on the grant recipient's position within the Company. PCS awards are payable in Company common stock and payouts occur if we achieve the cumulative adjusted operating revenue growth rate, return on equity and relative return on equity measures all over a three-year period.

4.	Stock Appreciation Rights
Stock Appreciation Rights ("SARs") are granted annually, and the number of SARs granted is based on the grant recipient's position within the Company. The vesting schedule for SARs grants is four years, 25% of which vests at the end of each of year. Upon vesting, SARs are settled in the equivalent value of unrestricted shares of common stock.

5.	Retirement and Pension Benefits
Our retirement and pension benefits are designed to provide a competitive level of post-employment income as part of a total rewards package that permits us to attract and retain key members of our management.

See "Five Elements of Compensation" (page 27) for additional information.

Compensation Pay Mix
The following graph demonstrates 2017 target compensation pay mix by elements for each of our named executive officers:
Company Performance for 2017
We believe that our compensation philosophy and objectives have resulted in an executive compensation program that has appropriately incented our executives to achieve our business performance targets, goals and objectives. Our compensation decisions are intended to benefit our shareholders and drive long-term shareholder value. Summarized below are some key highlights of our financial performance for 2017:

•	Our full-year total revenue was $12.5 billion and net premiums totaled $9.8 billion in 2017.

•	Our full-year earnings per diluted share: net income $27.71; adjusted operating income[1] $10.84.

•	Our full-year return on equity was 22.7% for 2017 and our full-year adjusted operating return on equity[1] was 11%.

•	Book value per share at year-end 2017 was $148.48 including accumulated other comprehensive income ("AOCI"), and $116.46 excluding AOCI[1].

•	Our stock price at year-end 2017 was $155.93, an increase of $30.10 per share or 23.9% over the prior year-end.

Effective in the first quarter of 2017, the Company modified the labeling of its non-GAAP measure "operating income" to "adjusted operating income." For convenience, all references to "operating income" are labeled as "adjusted operating income." For additional information on our 2017 financial performance, see our 2017 Annual Report on Form 10-K.

[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.

How Our Performance Affected 2017 Compensation

Our emphasis on pay for performance and the alignment of compensation with the creation of long-term shareholder value means that a significant portion of the compensation paid to our executives varies based on our corporate performance. Our financial results are reflected in our 2017 compensation payments, as described below.

Annual Bonus Plan. Annual Bonus Plan payouts for Ms. Manning and Messrs. Larson and Néemeh were based on a 100% allocation to Company-wide performance metrics: earnings per share, book value per share, new business embedded value and adjusted operating revenue, as well as individual performance. ABP payouts for Messrs. Laughlin and Matson were based on a 50% allocation to Company-wide performance metrics and a 50% allocation to business unit (Global Financial Solutions and Investments, respectively), as well as individual performance. The weighted average of the Company-wide ABP metrics for 2017 performance was 194.4% of target.
ABP COMPANY-WIDE PERFORMANCE METRICS

Metric	Weight	Target	2017 Result	Percentage of Target Payout
Adjusted Operating Income Per Share[1]	50%	$9.80/share	$10.84/share	200.0%
Book Value Per Share Excluding AOCI[1]	25%	$99.31/share	$116.46/share	200.0%
New Business Embedded Value	15%	$460.0 million	$603.8 million	162.5%
Annual Adjusted Operating Consolidated Revenue[1]	10%	$11.8 billion	$12.5 billion	200.0%
Weighted Average				194.4%
[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.

Performance Contingent Share Program. For the 2015-2017 PCS performance period payouts are based on cumulative revenue growth rate, adjusted operating return on equity and relative return on equity performance over a three-year period. Our cumulative revenue growth rate and adjusted operating return on equity performance for the period resulted in payouts of 82.4% and 88.0% of target, respectively. The relative return on equity measure is dependent upon publicly available financial results from our peer companies. Because of the timing for the availability of this information our performance for the relative return on equity metric will not be approved by the Compensation Committee until late April 2018. Payments for the 2015-2017 PCS grants will not be made until May 2018, after the filing of this Proxy Statement.

2015-2017 PCS PERFORMANCE METRICS

Metric	Weight	Target	2017 Result	Performance Level
Cumulative Revenue Growth Rate	33%	4%	2.62%	82.4%
Three-Year Adjusted Operating Return on Equity[1]	33.5%	11.5%	11.0%	88.0%
Three-Year Relative Return on Equity	33.5%	50th	Our performance for the relative return on equity metric for the 2015-2017 PCS grants will not be available until late April 2018.	Our performance for the relative return on equity metric for the 2015-2017 PCS grants will not be available until late April 2018.
[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.

Considerations Made in Light of U.S. Tax Reform
Beginning in 2018, Section 162(m) of the Internal Revenue Code limits the federal income tax deduction for annual individual compensation to $1 million for the NEOs, subject to a transition rule for written binding contracts in effect on November 2, 2017 and not materially modified after that date. In the past, Section 162(m)'s deduction limit included an exception for "performance-based" compensation.
The Company's compensation programs were generally designed to qualify for this performance-based exception. To accomplish this, the Company previously asked shareholders to approve equity and incentive compensation plans that included limitations and provisions required to be included under Section 162(m). Now that the performance-based compensation exception is no longer available, the Company will no longer include Section 162(m)-related limitations or provisions or request shareholder approval for this purpose, and may not generally attempt to meet the requirements previously included in our plans related to the exception; however, the Company intends to comply with the transition rule for November 2, 2017, for written binding contracts as long as the Compensation Committee determines that to be in the Company's best interest.

FIVE ELEMENTS OF COMPENSATION
Compensation Elements
Our compensation program consists of the following five elements:

Compensation element			Purpose			How We Determine This Amount
1.	Base Salary	●	Our base salaries establish a pay foundation at competitive levels as part of a total compensation package that will attract, retain and motivate talented executives.	●		The Compensation Committee considers our executives' base salary compensation compared to that of the Pay Level Peer Group and published surveys.
				●		The Compensation Committee also reviews the recommendations submitted by our Chief Executive Officer for the other named executive officers.
2.	Annual Bonus Plan ("ABP")	●	Our ABP awards are designed to motivate and reward executives for performance on key financial, strategic and/or individual objectives over the year.	●		Target awards for executives are based on competitive market pay data for their position and expressed as a percent of salary.
				●		ABP awards for executives are based on annual Company results or on a combination of Company, business unit and individual performance results.
●
This element of compensation holds our executives accountable for Company performance, with payouts varying from target based on actual performance against pre-established and communicated performance goals.
				●		Our ABP program utilizes multiple performance metrics.
				●		Overall Company adjusted operating income per share performance must meet certain minimum levels, as determined in advance by the Compensation Committee, before any awards are made.
3.	Performance Contingent Shares ("PCS")	●	Our PCS program is designed to focus executives on our strategic and intermediate-term financial and operating goals.	●		PCS performance payouts are based on cumulative adjusted operating revenue growth rate, return on equity and relative return on average equity over a three-year period.
		●	PCS grants are awarded to eligible participants on an annual basis with each grant cycle running for three performance years.	●		The Compensation Committee sets award levels with a minimum level of Company performance that must be met before any payment to the individual can be made, as well as a target and a maximum.
		●	The PCS grants are ongoing and each year a new three-year cycle begins, giving the Compensation Committee the opportunity to review and update performance measures for new grants.	●		If we do not meet minimum performance goals, the awards will not be made, and if we exceed those performance goals, the award can be as much as 200% of the targeted award opportunity.
		●	The three-year performance and reward period shifts participant focus and effort toward intermediate and longer-term sustained results.
4.	Stock Appreciation Rights ("SARs")	●	SARs are designed to align the interests of executives with our shareholders by focusing the executives on long-term objectives over a multi-year period, including stock price growth.	●		SARs are granted to executives at an award value divided by Black-Scholes' value of the Company's stock price on the date of grant.
		●	SARs are granted annually and are based on the recipient's position.	●		The strike price for the SAR is determined by the Company's closing stock price on the award date.
●
SARs vest over a period of four years (25% per year beginning on December 31 of the year granted until fully vested) and remain exercisable for up to 10 years from the award date. Upon vesting they are settled in the equivalent value of unrestricted shares of common stock.

5.	Retirement and Pension Benefits			●		U.S. and Canadian retirement and pension benefits differ, but generally there are two types of plans:
		●	Provided as another competitive component of the total compensation package that permits us to attract and retain key members of our management.		●	Qualified plans are provided to eligible employees up to specified maximum amounts as determined by federal tax authorities.
					●	Non-qualified plans are provided to eligible employees who earn compensation above the maximum amounts established by federal tax authorities.
Compensation Element #1 - Base Salary
The Compensation Committee begins its annual review of base salary for the named executive officers and senior management through discussion with the CEO on the previous year's expectations, achievements for each executive and their pay histories. The Committee additionally references the base salary pay levels to similar roles in our Pay Level Peer Group. The annual base salary determinations for executives are effective each year on or about March 1, following the executive's annual performance review, which includes a discussion about individual results against defined expectations.
Compensation Element #2 - Annual Bonus Plan
Employees of the Company are eligible to participate in our Annual Bonus Plan ("ABP"), which provides annual cash incentive compensation based on one or more of the following factors: our overall performance, the performance of the participant's division, business unit or department and individual performance during the previous year. Under the ABP, participants may receive a cash bonus each year.
The ABP award is designed to serve as an annual incentive. The target-level financial performance goals established by the Compensation Committee are intended to require substantial efforts by our management team toward our strategic goals, while at the same time they are intended to be within reach if such efforts are made and provide additional rewards for extraordinary achievement. The Compensation Committee establishes ABP objectives for the Company during February of each year and determines results and awards in March of the following year. ABP financial objectives are not tied to any peer group, but are instead tied solely to our financial performance objectives. ABP Company-wide objectives are measured using the following components:
2017 COMPANY-WIDE ANNUAL BONUS PLAN METRICS

Component	Weight	Definition
Adjusted Operating Income Per Share[1]	50%	Adjusted operating income per share is our net income per share from continuing operations less realized capital gains and losses and certain other non-operating items.
Book Value Per Share Excluding AOCI[1]	25%	Book value per share is the Company's total equity excluding Accumulated Other Comprehensive Income ("AOCI") divided by total common stock outstanding.
New Business Embedded Value	15%
New business embedded value ("NBEV") is a measure of the value of the profits expected to emerge from new business net of the cost of supporting capital. NBEV is a forward-looking calculation that reflects the lifetime value created through new business sales.

Annual Adjusted Operating Consolidated Revenue[1]	10%
Annual consolidated adjusted operating revenue is total revenues earned by the Company less any excluded transactions undertaken for capital management or risk management purposes during the annual performance period. For 2017, there were no excluded transactions.

[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.
Targets reflect our annual goals for these metrics. The allocation of ABP awards between individual, business unit and Company-wide performance varies for each participant based on his or her job responsibilities. In general, allocations for business unit, departmental and individual performance are weighted more heavily for employees with less Company-wide responsibility. In contrast, allocations for Company-wide performance are weighted more heavily for senior executives because their roles involve greater Company-wide responsibility.
Business unit results are based on each business unit's financial performance metrics. Individual performance results are measured by progress on major projects, productivity, leadership, client development or similar goals in which the employee played a major role. While we intend to tie individual performance to clearly articulated and objective measures, it is necessary and at times prudent for management to use a certain degree of discretion in evaluating individual results. Based on these criteria, the Compensation Committee approves a list of senior management participants, which includes (as applicable) individual incentive and/or business unit or division allocations, a minimum performance level that must be met before any payment can be made, as well as a target and a maximum. In addition, overall Company financial performance must meet certain minimum levels, as determined in advance by the Committee, before any awards (including any portion of an award based solely on individual performance)

are made under the ABP. Awards are based on a specific target percentage of salary, which varies for each participant.
We consider business unit and individual performance when evaluating total compensation and may from time to time establish a specific ABP allocation for a particular business objective or project. The types of individual performance that may be taken into consideration include contributions toward revenue growth, earnings per share, return on equity capital, expense management, or product or client development, as well as intangible items such as progress toward achievement of strategic goals, leadership capabilities, development of staff or progress on major projects in which the individual holds a key role.

Compensation Element #3 - Performance Contingent Shares
Our Performance Contingent Share ("PCS") grants are part of a performance-driven incentive program under our Flexible Stock Plan. Executives in leadership or senior management roles, or who are considered top subject matter experts within our Company, participate in this program. We believe this program focuses participants on our strategic and intermediate-term financial and operating goals. Incentive awards are intended to reflect each participant's involvement in our performance and to encourage their continued contribution to our future. We view intermediate incentive awards as an important means of aligning the economic interests of management and shareholders.
The PCS grants are designed to allow us to reward the achievement of specific intermediate-term corporate financial performance goals with equity that is earned on the basis of Company performance. We implemented the PCS program because we believe it is consistent with our pay-for-performance compensation philosophy and achieving the financial performance necessary to increase shareholder value. We believe that the PCS grants require management to focus on intermediate-term growth and return on equity, while the SARs are designed to focus attention on accomplishment of long-term goals that influence the creation of long-term shareholder value. We annually evaluate the appropriate mix of pay elements in comparison to the market to remain competitive in our compensation practices and to best support our strategy.
PCS performance payouts are based on cumulative adjusted operating revenue growth rate, return on average equity and relative return on average equity over a three-year period. The Compensation Committee also sets award levels with a minimum level of Company performance that must be met before any payment to the individual can be made, as well as a target and a maximum. If we do not meet minimum performance goals, the awards will not be made. If we exceed those performance goals, the award can be as much as 200% of the targeted award opportunity. As we consider the targets for a particular performance period, we set the targets at amounts or ranges that are generally consistent with our publicly disclosed growth rate goals.
PCS grants are not treated as outstanding shares until the performance results over the three-year performance period are calculated and awards are made as determined and approved by the Compensation Committee. Payouts of awards are made in fully-vested, unrestricted common stock. Payment of awards are also contingent upon the participant's employment status with us at the end of the three-year performance period.

We measure performance for the PCS grants using the following components:
2017 PCS PERFORMANCE METRICS

Component	Weight	Definition
Cumulative Adjusted Operating Revenue Growth Rate[1]	33%
Cumulative adjusted operating revenue growth rate is the compounded average growth rate of the Company's consolidated adjusted operating revenue over the three-year performance period using the Company's annual consolidated adjusted operating revenue for the fiscal year immediately preceding the date of grant as the base year.

Three-Year Adjusted Operating Return on Equity ("ROE")[1]	33.5%
ROE is calculated as adjusted operating income divided by average shareholders' equity excluding Accumulated Other Comprehensive Income ("AOCI") for the three-year performance period. Adjusted operating income and equity excluding AOCI are non-GAAP financial measures.

Three-Year Relative Return on Equity ("Relative ROE")	33.5%	Relative ROE is the percentile ranking of the Company's ROE relative to the ROE of competitor companies in the Performance Peer Group over the same three-year performance period.
[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.
In February 2017 we established the targets and ranges for the 2017 PCS grants. Commencing with this plan period the cumulative revenue growth rate metric was replaced by cumulative adjusted operating revenue growth rate, a non-GAAP financial measure, as a basis for establishing target levels and awards. Cumulative adjusted operating revenue growth rate is the compounded average growth rate of the Company's consolidated adjusted operating revenue over the three-year performance period using the Company's annual consolidated adjusted operating revenue for the fiscal year immediately preceding the date of grant as the base year. The Compensation Committee believes that cumulative adjusted operating revenue growth rate better measures the underlying trends of our continuing operations and management actions, primarily because it may exclude certain transactions undertaken for adjusted capital management or risk management purposes that may negatively impact revenue growth (such as retroceded blocks of business).
As discussed below under "Executive Compensation Process - Competitive Marketplace Assessment," the Committee determines a target total compensation package for our named executive officers based on an analysis of competitive market conditions and overall Company performance. All participants are required to maintain an acceptable level of performance to be eligible to receive equity incentive awards.
The grants are made pursuant to the terms of our Flexible Stock Plan and award agreements. Upon retirement during the performance period, the PCS grant and resulting award are pro-rated based on the number of months of the grant holder's participation during the period, provided that the holder has attained age 55 and a combination of age and years of service with the Company that equals at least 65.
In October 2017, the Compensation Committee approved three new metrics for the PCS program in order to better align executives' efforts and decisions with business results over the intermediate-term. Given our unique position as the only global pure life and health reinsurer in the marketplace, it is difficult to identify peer companies with comparable profiles to enable the use of a relative performance metric. Therefore, it was decided to move to absolute metrics for all three measures. The Committee established the targets and ranges for three-year operating return on adjusted stockholders' equity, adjusted book value per share and cumulative three-year adjusted operating income for the period beginning in 2018 at levels that are consistent with our intermediate-term goals for those measures. As a result, the Compensation Committee believes that achievement of the targets will require a high level of financial performance. The performance period for the 2018 PCS grant began on January 1, 2018 and will end on December 31, 2020.
Compensation Element #4 - Stock Appreciation Rights
Stock Appreciation Rights ("SARs") are granted annually under our Flexible Stock Plan, and the number of SARs granted is based on the grant recipient's position within the Company. As discussed below under "Executive Compensation Process - Competitive Marketplace Assessment," the Committee considers compensation data of the Pay Level Peer Group and published surveys in determining the amount of SARs granted to our named executive officers and other participants.
The vesting schedule for SARs grants is four years, 25% of which vests on December 31 of each of the first four years. The grant value of a SAR is equal to the NYSE closing price of the Company's common stock on the grant date of the award (i.e., the date of the March Compensation Committee meeting), multiplied by a Black-Scholes Model factor (which calculates the current economic value of a SAR using assumptions that include exercise price, the term of the award, a risk-free rate of interest, dividend yield and observed market volatility). Upon vesting, the SARs are settled in the equivalent value of unrestricted shares of common stock. The SARs expire 10 years after the grant date. Upon retirement, provided that the participant has attained age 55 and a combination of age and years of service with the Company that equals at least 65, the SARs continue to vest in accordance with the vesting schedule.
Compensation Element #5 - Retirement and Pension Benefits
We recognize the importance of providing comprehensive and cost-effective employee benefits to attract, retain and motivate employees. We offer our executives market competitive retirement programs as described below, including a pension plan, augmented plan, savings plan and a deferred savings plan. The Company reviews its retirement and pension benefits programs from time to time and makes adjustments to the design of the programs as necessary to meet these objectives and to remain competitive. Because our named executive officers are either United States or Canadian residents, we have described the benefits in both jurisdictions below.
Qualified and Registered Plans - U.S.
Savings Plan. U.S. based employees of the Company may participate in a qualified 401(k) plan and make pre-tax or after-tax (Roth) elective deferrals to the plan ("Savings Plan"). Employees may contribute up to the maximum allowed by the U.S Internal Revenue Code. The Company provides matching contributions on elective deferrals up to 5% annually. The Company also provides a 2% fixed employer contribution to employees who work at least 1,000 hours and are employed on December 31. In compliance with the U.S. Internal Revenue Code for 2017, contributions to the Savings Plan cannot be made on cash compensation in excess of $270,000 and employee contributions were limited to a maximum of $24,000 ($18,000 plus an additional $6,000 for those 50 years of age and older).
Pension Plan. U.S. based employees, including our executive officers, participate in the RGA
Performance Pension Plan ("Pension Plan"), a qualified defined benefit plan. The Pension Plan is a broad-based retirement plan that is intended to provide a source of income during retirement. The Pension Plan provides a "Traditional Benefit," that is paid exclusively in the form of an annuity, and a "Performance Pension Account Benefit," that is generally paid as a lump-sum, but may be paid as an annuity if the participant has met the retirement plan eligibility of a minimum of ten years of service and a minimum age of 55 or is Normal Retirement Age, age 65. Ten years of service is not a requirement if the participant retires at age 65. The Traditional Benefit is provided to participants who were employed prior to January 1, 1996, with the sum of age and years of service, at that time, equaling at least 45 but less than 65. Participants employed after January 1, 1996 are eligible for the "Performance Pension Account Benefit" only.

Mr. Laughlin met the eligibility to obtain the "Traditional Benefit" for service years prior to January 1, 1996 and the "Performance Pension Account Benefit" for service years thereafter. As of December 31, 2017, Ms. Manning, Messrs. Larson and Matson were eligible to receive the Performance Pension Account Benefit only. The benefit payable for life at age 65 for Mr. Laughlin is the sum of (a) and (b) below; the benefit payable for Ms. Manning, Messrs. Larson and Matson at age 65 is as described in (b) below:

a.	Traditional Benefit: The sum of (1) and (2) as follows:

(1) 1.05% of the participant's Final Average Monthly Compensation (as defined below) multiplied by the number of years of Accrual Service (as defined below) as of the date of determination, subject to a maximum of 35 years, plus

(2) 0.65% of the excess, if any, of the participant's Final Average Monthly Compensation minus one-twelfth of the participant's Social Security Maximum Wage Average (as defined below), multiplied by the number of years of Accrual Service as of the date of determination, subject to a maximum of 35 years.
b. Performance Pension Account Benefit: The sum of (1) and (2) as follows:

(1) Participants earn base credits for each Year of Accrual Service (as defined below) completed under the plan. The credit is a percentage of base salary and the target ABP award based on the participant's age on January 1 of the Pension Plan year, as shown in the table below:

PERFORMANCE PENSION ACCOUNT BENEFITS

Age on January 1 of the Plan Year in which the Year of Accrual Service is Earned	Percentage of Final Average Annual Compensation Credited
Up to 35	2%
35 – 44	4%
45 – 54	6%
55 or over	8%

(2) Additional base credits are earned on Final Average Annual Compensation (as defined below) that is greater than 60% of the prevailing Social Security Wage Base (as defined below), rounded to the next $100. Additional credits are always half of the base credits, as illustrated in the table below:
ADDITIONAL PERFORMANCE PENSION ACCOUNT BENEFITS

Age on January 1 of the Plan Year in which the Year of Accrual Service is Earned	Additional Credits
Up to 35	1%
35 – 44	2%
45 – 54	3%
55 or over	4%
Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the officer retires.
"Final Average Annual Compensation" means the average of compensation received during 5 consecutive years of accrual service within the last 10 calendar year period immediately preceding termination of employment which produces the highest average (or during all the years of accrual service if less than 5). "Year of Accrual Service" means a year is credited for each plan year after employee becomes a plan participant, in which the participant is credited with at least 1,000 hours of service. "Social Security Wage Base" means the 35-year average of the maximum amount of compensation on which the Social Security benefits are based according to year of birth and assuming the participant has always received wages at least equal to those subject to tax under FICA (Federal Insurance Contributions Act). "Social Security Maximum Wage Average" means the average of the Social Security Wage Base in effect for each calendar year during the 35-year period ending with the calendar year in which a participant attains the Social Security retirement age.
Qualified and Registered Plans - Canada
Registered Pension Plan. All permanent Canadian employees are required to join the defined contribution plan on their date of hire. Each employee is required to contribute, by payroll deduction, an amount equal to 5% of their annual earnings (base salary and cash bonus earned), up to 50% of the maximum allowable limit per calendar year as set under the Canadian Income Tax Act. The Company contributes, on behalf of each employee, an amount equal to the required contribution of the employee, up to 50% of the maximum allowable limit per calendar year as set under the Canadian Income Tax Act. For 2017, the maximum allowable limit for combined employer and employee contributions is CAD 26,230. Employer contributions are immediately vested.
Company and employee contributions are locked-in benefits (cannot be accessed by the employee) until an employee retires at age 55 or later. Voluntary contributions made by the employee over and above the required contribution level are permitted under the plan and the employee may withdraw such funds at any time. A deferred or immediate life annuity contract may be purchased whereby the employee can transfer the value of the benefit to another registered pension plan, a registered retirement savings plan (if conditions are met as stipulated by applicable legislation) or any form of registered retirement income fund.
Non-qualified and Supplemental Plans - U.S.
Non-qualified Augmented Plan. The Company's Augmented Benefit Plan ("Augmented Plan") is designed to restore benefits lost in the qualified Savings Plan and Pension Plan due to IRS compensation limitations for qualified plans, which was $270,000 for 2017. In order for an employee's retirement income provided under the plans to be based on total eligible cash compensation, the Augmented Plan provides U.S. based executives at the vice president level and above benefits based on an employee's annual cash compensation, in accordance with the Internal Revenue Code. Additionally, the Augmented Plan provides executives the opportunity to receive employer matching and employer non-elective contribution credits without regard to qualified plan limitations imposed by the IRS. All contributions to the Augmented Plan are made by the Company.
The investment fund alternatives in the savings portion of the Augmented Plan are identical to the qualified Savings Plan, with the exception of the fixed rate option, which offers a fixed interest rate set at the beginning of the plan year. We credit the employee's non-qualified deferred compensation account with the returns he or she would have received in accordance with the investment alternatives selected from time to time by the employee. We do not pay above-market or preferential earnings, compensation or returns under the Augmented Plan or any other plan. Distributions from the Augmented Plan cannot be made until the participant terminates his or her employment.
Ms. Manning and Messrs. Larson, Laughlin and Matson participated in the Augmented Benefit Plan. The Augmented Benefit Plan has two components: a 401(k) Savings component and a Pension component. Ms. Manning and Messrs. Larson, Laughlin and Matson participated in both components. For additional details regarding executive participation in our retirement plans, see "Compensation Tables and Other Matters - Pension Benefits in 2017."
Non-qualified Executive Deferred Savings Plan. U.S. employees at the vice president level and above are eligible to participate in our Executive Deferred Savings Plan ("EDSP"), a non-qualified savings plan which allows employees to defer income, including annual bonuses, without regard to qualified plan limitations. Eligible employees are able to defer up to 50% of their base salary and up to 100% of their

Annual Bonus Plan payments. The Company credits EDSP accounts with matching contributions equal to the matching contributions the employee could not receive under the Saving Plan (100% of EDSP deferrals up to 5% of compensation in 2017) due to IRS compensation limits in the Savings Plan. Employees cannot withdraw any amounts from EDSP balances until they either terminate employment or reach the designated distribution date selected by the employee at the time of their deferral election. With respect to these distributions, participants may elect to receive either a lump-sum payment or 1 to 15 annual installments.
The investment fund alternatives under the EDSP are identical to those in the Savings Plan, with the exception of the fixed rate option, which offers a fixed interest rate set at the beginning of the plan year. We credit the participant's non-qualified deferred compensation account(s) with the returns he or she would have received in accordance with the investment alternatives selected from time to time by the employee. We do not pay above-market or preferential earnings, compensation or returns under EDSP or any other plan.
Non-qualified and Supplemental Plans - Canada
Supplemental Executive Retirement Plan. RGA offers a Supplemental Executive Retirement Plan ("SERP") in Canada to employees at the vice president level and above who are approved by senior management. An employee must also participate in the Registered Pension Plan to participate in the SERP. Benefits are payable at the time an employee leaves the Company. The SERP benefit is calculated on a number of factors including the employee's years of credited service and average pensionable earnings, each determined on the date the employee ceases to be an executive or leaves the Company.
An employee who retires on or after age 60 and has completed at least 5 years of uninterrupted employment with the Company is entitled to receive an annual supplementary allowance. The allowance is a non-indexed pension that does not increase with inflation. The annual supplementary allowance payable to the employee is paid over a ten-year term. All benefits under the SERP are subject to applicable withholding tax and reporting pursuant to the Canadian Income Tax Act and any other applicable law.
An employee may elect to retire at age 50, provided the employee has completed at least 5 years of uninterrupted employment with the Company, and subject to a reduction of 0.33% for each month by which the employee retires before age 60.
In 2017, Mr. Néemeh participated in the Supplemental Executive Retirement Plan. Ms. Manning participated in the Canadian SERP until her relocation to the U.S. in April 2016. Ms. Manning's accumulated earnings in the Canadian plan will be deferred until her retirement. For additional details regarding executive participation in our retirement plans, see "Compensation Tables and Other Matters - Pension Benefits in 2017."
EXECUTIVE COMPENSATION PROCESS
The Role of the Compensation Committee
Our executive compensation program is evaluated and approved by the Compensation Committee with the objective of providing incentive-based compensation that aligns with the business goals of the Company and the interests of our shareholders. The Compensation Committee also determines the compensation of the Chief Executive Officer ("CEO") and evaluates and approves the compensation for the members of senior management of the Company, including our named executive officers.
Timing of Compensation Decisions
In 2017, the Compensation Committee met in early March to approve the regular grants of PCS and SARs awards. Equity grants are effective on and have a grant date of the same day as the Committee meeting. The PCS awards are measured by financial performance over a three-year period and the market price of our common stock is not a factor in those calculations or measures. The strike price for grants of SARs is the NYSE closing price of our common stock on the day of the Committee meeting. This timing and process is designed to ensure that our fourth quarter earnings information (typically released in late January) is fully disseminated to the market by the time the SARs strike price is determined.
The Compensation Committee approves compensation for executive officers at its regularly scheduled meeting in March of each year. All compensation and incentive awards are made in consideration of market pay competitiveness and in comparison to Pay Level Peer Group and published survey data.
Compensation Consultant
In forming its recommendations on our overall compensation program, the Committee annually engages an independent consulting firm to provide advice about competitive compensation practices and to determine how our executive compensation compares to that of other comparable companies, including selected publicly held insurance and reinsurance companies. Steven Hall & Partners ("SH&P") currently serves as independent advisor to the Compensation Committee. The Committee directly engaged SH&P to advise and assist with decisions relating to our executive compensation program, including providing advice regarding incentive plan design, annual comprehensive competitive market studies, competitive compensation data for directors, technical advice on disclosure requirements relating to executive compensation and to apprise the Compensation Committee of compensation best practices. Annually, SH&P conducts an evaluation of the Pay Level Peer Group and a competitive marketplace assessment of our named executive officers, which includes a comparison to our Pay Level Peer Group and published survey data. SH&P also periodically conducts a review of our incentive plans to ensure a competitive position. Other than work for the Compensation Committee, SH&P provides no other services to the Company or its affiliates. Additionally, the Company's Compensation Committee determined no conflicts of interest exist which would prevent SH&P from serving as an independent advisor to the Compensation Committee.
Management Participation and Involvement in Compensation Decisions
Pursuant to the Compensation Committee charter, the Committee reviews and approves the compensation of our Chief Executive Officer, other named executive officers and senior management. Management plays a significant role in the compensation-setting process for the named executive officers (other than the CEO), senior management and all other employees. No member of management is involved in determinations regarding their own pay. The most significant aspects of management's role are:

•	evaluating employee performance;

•	recommending business performance targets, goals and objectives; and

•	recommending salary levels, cash bonus and equity incentive award targets.
Our Chief Executive Officer and Chief Human Resources Officer work with the Compensation Committee chair to establish the agenda for Committee meetings. The Company prepares relevant information and reports for each Compensation Committee meeting. Our Chief Executive Officer participates in Compensation Committee meetings at the Committee's request to provide:

•	background information regarding our strategic objectives;

•	an evaluation of the performance of the senior management and direct reports; and

•	compensation recommendations as to senior management and direct reports.
Our executives and other members of management are made available to SH&P or any other compensation consultant to provide information regarding position descriptions, compensation history and other information as requested, and to review draft results provided by SH&P.

Competitive Marketplace Assessment
We use three groups of companies to evaluate our compensation practices for purposes such as pay levels, pay design and performance comparisons.
2017 PAY LEVEL PEER GROUP

Purpose:	We use the Pay Level Peer Group to evaluate the overall competitiveness of our compensation packages, as well as individual elements of compensation.
How Peer Companies are Chosen:
We use a group comprised of companies based on industry and size that are appropriate comparators for purposes of evaluating the competitiveness of our pay levels. The selected companies are publicly-traded insurers and reinsurers (life, health and property-casualty) and other financial services companies, including direct competitors.

Last Evaluated:	In 2017, SH&P performed a comprehensive assessment of this group to determine the continued appropriateness of each constituent.
Peer Group Members:	Aflac, Inc.	Lincoln National Corp.
	American Financial Group, Inc.	Principal Financial Group, Inc.
	Assurant, Inc.	Sun Life Financial, Inc.
	CNO Financial Group, Inc.	The Hartford Financial Services Group, Inc.
	Genworth Financial, Inc.	Unum Group
2017 PAY DESIGN PEER GROUP

Purpose:	The Pay Design Peer Group is used to evaluate market practices with respect to types of pay vehicles utilized, incentive compensation program designs, performance metrics and pay mix.
How Peer Companies are Chosen:
We use the companies in the Pay Level Peer Group, as well as eight additional companies that were deemed inappropriate comparators for purposes of evaluating pay levels due to size, but which the Compensation Committee believes are useful sources of competitive intelligence regarding pay design and practices.

Last Evaluated:	In 2017, SH&P performed a comprehensive assessment of this group to determine the continued appropriateness of each constituent.
Peer Group Members:	Aflac, Inc.	Metlife, Inc.
	American Financial Group, Inc.	Munich Re
	American National Insurance Co.	Principal Financial Group, Inc.
	Assurant, Inc.	Prudential Financial, Inc.
	CNO Financial Group, Inc.	Sun Life Financial, Inc.
	Genworth Financial, Inc.	Swiss Reinsurance Co. Ltd.
	Kemper Corporation	The Hartford Financial Services Group, Inc.
	Lincoln National Corp.	Torchmark Corporation
	Manulife Financial Corp.	Unum Group

2017 PERFORMANCE PEER GROUP

Purpose:	The Performance Peer Group is used to evaluate our relative performance for purposes of determining incentive compensation paid.
How Peer Companies are Chosen:
For comparisons of our performance among companies in the life and health insurance and reinsurance industry, we exclude most companies in the property and casualty business because their return profile is not a good comparator; however, we retain two large, global multi-line (property-casualty and life) competitors because they are among the companies against whom we measure our performance and returns.

Last Evaluated:	In 2017, SH&P performed a comprehensive assessment of this group to determine the continued appropriateness of each constituent.
Peer Group Members:	Aflac, Inc.	Munich Re
	American National Insurance Co.	Principal Financial Group, Inc.
	Assurant, Inc.	Prudential Financial, Inc.
	CNO Financial Group, Inc.	Sun Life Financial, Inc.
	Genworth Financial, Inc.	Swiss Reinsurance Co. Ltd.
	Lincoln National Corp.	The Hartford Financial Services Group, Inc.
	Manulife Financial Corp.	Torchmark Corporation
	Metlife, Inc.	Unum Group

Peer Group Changes
The Compensation Committee regularly reviews the three groups of companies we use to evaluate our compensation practices for purposes such as pay levels, pay design and performance comparisons. In 2017, several changes were made to the Pay Level peer group. Two peer companies were removed due to acquisition - PartnerRe Ltd. and StanCorp Financial Group. Additionally, American National Insurance was removed due to size considerations and Everest Re Group was removed due to its primary focus as a property and casualty reinsurer.
Due to the minimal number of companies which are both size and industry appropriate, and in order to expand the current Pay Level peer group and protect against future peer attrition due to acquisition and other activity, the Compensation Committee approved the use of an additional group of peer companies starting in 2018. The above listed group of Pay Level peers will remain the primary peer companies used to benchmark the compensation of our top executives. However, this group will be expanded in order to allow a broader scope for validating Company-wide results and help confirm year-over-year trends. This change in the Pay Level Peer Group became effective in January 2018.
We plan to continue to review and update these lists periodically in order to ensure that comparators remain appropriate in light of evolving best practices with respect to peer group determinations, mergers and acquisitions, divestitures, growth in our size and the size of those companies in the comparator groups and other changes which might affect the appropriateness of a particular comparator.
How We Use Peer Group Data
When making determinations in 2017 relating to base salary, target total cash compensation, intermediate and long-term incentives and target total direct compensation for our named executive officers, we used the competitive compensation analysis provided by SH&P as the beginning reference point. This analysis included a review and assessment of publicly disclosed proxy data for companies in our Pay Level Peer Group as well as publicly available survey data. While we do not explicitly benchmark our pay levels to particular percentiles, we generally reference the market median when evaluating market practice. In addition to a review of the competitive compensation data provided by SH&P, we also considered individual performance, internal pay equity among positions and levels and the relative importance of positions. We believe that the compensation strategy we established aligns our target compensation with the market median and should allow us to retain our current talent and attract new talent.
2017 COMPENSATION ACTIONS AND RESULTS
Compensation Element #1 - Base Salary
In determining the base salaries of our named executive officers, the Compensation Committee considers our compensation compared to that of the Pay Level Peer Group, as well as published surveys. The Compensation Committee also considers recommendations submitted to it by our Chief Executive Officer for the other named executive officers.
In December 2016, based on Ms. Manning's promotion to Chief Executive Officer on January 1, 2017, our marketplace assessment and our compensation strategy, we increased the 2017 base salary for Ms. Manning by approximately 26.7% to $950,000.
In the first quarter of 2018, based upon quantitative results, the recommendations of our Chief Executive Officer and our subjective evaluation of individual performance, the Committee approved the following base salaries for 2018 for the named executive officers as listed below.
2017 AND 2018 NAMED EXECUTIVE OFFICER BASE SALARIES

Name	2017 Percentage Increase	2017 Base Salary	2018 Percentage Increase	2018 Base Salary
Anna Manning	26.7%	$950,000	5.3%	$1,000,000
Todd C. Larson	4.0%	$520,000	10.6%	$575,000
Alain P. Néemeh	3.0%	$583,500	2.8%	$600,000
John P. Laughlin	3.8%	$545,000	5.5%	$575,000
Timothy T. Matson	3.4%	$460,000	0.0%	$460,000

Compensation Element #2 - Annual Bonus Plan ("ABP")
2017 Annual Bonus Plan Awards. In February 2017, the Compensation Committee approved the performance goals and business criteria for the named executive officers under the ABP for 2017, including the minimum, target and maximum bonus opportunities, as a percentage of base salary, as described in the table below. Overall Company financial performance must meet certain minimum levels, as determined in advance by the Compensation Committee, before any awards are made. The performance goals the Committee established were meant to require substantial efforts by our management team toward our strategic goals, but at the same time they were intended to be within reach if such efforts are made, and also provide additional rewards for extraordinary achievement. We believe that goals that are too difficult to attain would not have the effect of providing appropriate incentives.

2017 COMPANY ANNUAL BONUS PLAN RESULTS
Metric	Weight	Target	2017 Result	Performance level
Adjusted Operating Income Per Share[1]	50%	$9.80/share	$10.84/share	200.0%
Book Value Per Share Excluding AOCI[1]	25%	$99.31/share	$116.46/share	200.0%
New Business Embedded Value	15%	$460.0 million	$603.8 million	162.5%
Annual Adjusted Operating Consolidated Revenue[1]	10%	$11.8 billion	$12.5 billion	200.0%
Weighted Average				194.4%
[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.

In March 2018, the Compensation Committee approved the ABP awards for our named executive officers for 2017 performance. Ms. Manning, Mr. Larson and Mr. Néemeh had ABP allocations based 100% on overall Company financial results and individual performance, while Mr. Laughlin and Mr. Matson had ABP allocations based 50% on overall Company financial results and individual performance and 50% on business unit results (Global Financial Solutions and Investments, respectively). The weighted average of the Company-wide ABP metrics for 2017 performance was 194.4%.

The following table describes the minimum, target and maximum bonus opportunities for the named executive officers (as a percentage of base salary) as approved by the Compensation Committee in February 2017, and the actual ABP payments for 2017 performance, as approved by the Committee in March 2018:

2017 INDIVIDUAL ANNUAL BONUS PLAN RESULTS
Name	2017 Bonus at Threshold	2017 Bonus at Target	2017 Bonus at Maximum	Actual Bonus Percentage for 2017	Actual Bonus Payment for 2017
Anna Manning	65%	130%	260%	252.7%	$2,400,574
Todd C. Larson	40%	80%	160%	155.5%	$808,616
Alain P. Néemeh	50%	100%	200%	197.8%	$1,154,196
John P. Laughlin	40%	80%	160%	157.8%	$859,743
Timothy T. Matson	50%	100%	200%	183.5%	$843,944

2018 Annual Bonus Plan and Opportunities. The 2018 ABP objectives for Ms. Manning and Messrs. Larson and Néemeh will be tied solely to overall Company financial performance, measured 50% on annual adjusted operating income per share, 25% on adjusted book value per share excluding AOCI, 15% on new business embedded value and 10% on adjusted operating revenue, with awards based on a specified percentage of salary. Mr. Laughlin and Mr. Matson will have ABP allocations based 50% on overall Company financial results and 50% on business unit results (Global Financial Solutions and Investments, respectively). In addition, overall Company earnings per share must meet a certain minimum level, as determined in advance by the Compensation Committee, before any awards are made.

In March 2018, the Compensation Committee approved the performance measures and bonus opportunities for the 2018 ABP.

2018 ANNUAL BONUS PLAN OPPORTUNITIES
Name	2018 Bonus at Threshold	2018 Bonus at Target	2018 Bonus at Maximum
Anna Manning	75%	150%	300%
Todd C. Larson	50%	100%	200%
Alain P. Néemeh	50%	100%	200%
John P. Laughlin	50%	100%	200%
Timothy T. Matson	50%	100%	200%

Compensation Element #3 - Performance Contingent Shares ("PCS")
2014-2016 PCS Results. In February 2014, we established the target and range for cumulative revenue growth rate, three-year adjusted operating ROE and three-year Relative ROE for the period beginning in 2014 at levels that were consistent with our intermediate-term goals for those measures. The payout results for the 2014-2016 PCS grants were determined in late April 2017 and payments were made in May 2017. The following table describes the PCS payouts for the 2014-2016 performance period:
2014-2016 PERFORMANCE CONTINGENT SHARE PAYOUT

Name	Percentage Payout	Number of Shares Acquired on Payout	Value Realized on Payout

Anna Manning	74.96%	3,367	$428,552
Todd C. Larson	74.96%	2,350	$299,108
Alain P. Néemeh	74.96%	3,367	$428,552
John P. Laughlin	74.96%	3,367	$428,552
Timothy T. Matson[1]	---	---	---
1 Mr. Matson joined the Company in August 2014. As a result his first PCS grant was provided in March 2015.
2015-2017 PCS Results. In February 2015, the Compensation Committee established the target and range for cumulative revenue growth rate, three-year adjusted operating ROE and three-year Relative ROE for the period beginning in 2015 at levels that were consistent with our intermediate-term goals for those measures. As a result, at the time of grant, we believed that achievement of the target cumulative revenue growth rate and adjusted operating return on equity would require a high level of financial and operating performance. We believed the goals and ranges we established for these grants of PCS were challenging but achievable.
The performance period for the 2015 PCS grant began on January 1, 2015 and ended on December 31, 2017. In February 2018, the Compensation Committee reviewed the results for the 2015-2017 performance period and determined that our cumulative revenue for the three-year period exceeded the threshold performance level, but did not reach the target performance level. Our ROE exceeded threshold performance level, but did not reach the target performance level. Because the relative return on equity measure is dependent upon publicly available financial results of our peer companies, our performance for the relative return on equity metric will not be approved by the Compensation Committee until late April 2018, after the filing of this Proxy Statement. Payments will be made in May 2018. These payments will be fully disclosed in our 2019 Proxy Statement.
Actual results are interpolated to determine the performance level achieved among the threshold, target and maximum goals established by the Committee. The following table describes the goals established in February 2015 and actual results available as of April 2018:

2015-2017 PCS RESULTS
Performance Measure	Weight	Threshold	Target	Maximum	Actual	Percentage of Target Payout
Cumulative Revenue Growth Rate	33.0%	0%	4%	8%	2.62%	82.4%
Three-Year Adjusted Operating ROE[1]	33.5%	9.5%	11.5%	13.5%	11.0%	88.0%
Three-Year Relative ROE	33.5%	25th Percentile	50th Percentile	75th Percentile	TBD	TBD
Weighted Average					TBD	TBD
[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.
For additional information, see "Compensation Tables and Other Matters - SARs and Option Exercises and Stock Vested in 2017."
2016-2018 PCS Awards. In February 2016, the Compensation Committee established the targets and ranges for the 2016 PCS grants. The Committee continued the use of cumulative revenue growth rate, three-year adjusted operating ROE and three-year Relative ROE as the performance measures in the same weightings as used in the prior year. The performance period for the 2016 PCS grant began on January 1, 2016 and will end on December 31, 2018.
2017-2019 PCS Awards. In February 2017, the Compensation Committee established the targets and ranges for the 2017 PCS grants. Commencing with this plan period, the cumulative revenue growth rate metric was replaced with cumulative adjusted operating revenue growth rate, a non-GAAP financial measure, as a basis for establishing target levels and awards. Cumulative adjusted operating revenue growth rate is the compounded average growth rate of the Company's consolidated adjusted operating revenue over the three-year performance period using the Company's annual consolidated adjusted operating revenue for the fiscal year immediately preceding the date of grant as the base year. We believe that cumulative adjusted operating revenue growth rate better measures the underlying trends of our continuing operations and management actions, primarily because it may exclude certain transactions undertaken for capital management or risk management purposes that may negatively impact revenue growth (such as retroceded blocks of business). The performance period for the 2017 PCS grant began on January 1, 2017 and will end on December 31, 2019.
The Committee established the targets and ranges for cumulative adjusted operating revenue growth rate, three-year adjusted operating ROE and three-year Relative ROE for the period beginning in 2017 at levels that are consistent with our intermediate-term goals for those measures. As a result, we believe that achievement of the targets will require a high level of financial and operating performance.

2017-2019 PERFORMANCE CONTINGENT SHARE GRANTS
Performance Measure	Weight	Threshold	Target	Maximum
Cumulative Adjusted Operating Revenue Growth Rate[1]	33.0%	1%	3%	5%
Three-Year Adjusted Operating Return on Equity[1]	33.5%	8.5%	10.5%	12.5%
Three-Year Relative Return on Equity	33.5%	25th Percentile	50th Percentile	75th Percentile
[1]See "Use of Non-GAAP Financial Measures" on page 70 for reconciliations from GAAP figures to adjusted operating figures.
See "Compensation Tables and Other Matters - Grants of Plan-Based Awards in 2017" for a description of the 2017 PCS grants.
2018-2020 PCS Awards. In March 2018, the Compensation Committee established the targets and ranges for the 2018 PCS grants. The Committee approved three new metrics for the PCS program in order to better align executives' efforts and decisions with business results over the long-term: (i) three-year operating return on adjusted stockholders' equity, (ii) adjusted book value per share and (iii) cumulative three-year adjusted operating income. The Committee established the targets and ranges for the three metrics for the period beginning in 2018. These metrics are evenly weighted and set at levels that are consistent with our intermediate-term goals for each measure. As a result, the Compensation Committee believes that achievement of the targets will require a high level of financial performance. The performance period for the 2018 PCS grant began on January 1, 2018 and will end on December 31, 2020.
2018 PERFORMANCE CONTINGENT SHARE GRANTS

Name	Number of PCS Granted
Anna Manning	18,642
Todd C. Larson	4,288
Alain P. Néemeh	4,772
John P. Laughlin	3,430
Timothy T. Matson	2,058
Compensation Element #4 - Stock Appreciation Rights ("SARs")
2017 SARs Grant. In March 2017, the Compensation Committee approved the 2017 annual SARs awards for our named executive officers. The vesting schedule for the annual SARs grant is four years (vesting 25% at the end of each year). We made these grants because we believe that SARs are an appropriate vehicle for providing long-term value to participants because of the alignment to long-term shareholder value. The SARs granted in March 2017 have a strike price of $129.72, which was the closing price of our stock on the date the grants were approved. The grants were made pursuant to the terms of the Flexible Stock Plan and award agreements. See "Compensation Tables and Other Matters - Grants of Plan-Based Awards in 2017" for a description of the 2017 annual SARs grants.
The following table describes the 2017 annual SARs awards for the named executive officers:
2017 SARs GRANTS

Name	Number of SARs Granted
Anna Manning	27,919
Todd C. Larson	5,369
Alain P. Néemeh	6,024
John P. Laughlin	4,689
Timothy T. Matson	3,166

2018 SARs Grant. In March 2018, the Compensation Committee approved the 2018 annual SARs awards for the named executive officers, as follows:
2018 SARs GRANTS

Name	Number of SARs Granted
Anna Manning	28,016
Todd C. Larson	6,444
Alain P. Néemeh	7,172
John P. Laughlin	5,155
Timothy T. Matson	3,093

The vesting schedule for the annual SARs grant is four years (vesting 25% at the end of each year). The SARs have a strike price of $150.87, which was the closing price of our stock on March 2, 2018, the date the grants were approved.
Compensation Element #5 - Retirement and Pension Benefits
For 2017 and in compliance with the terms of the plans described herein, our named executive officers received Company contributions (where applicable) based upon their completion of a year of credited service and compensation (base pay and cash bonus) earned. Additionally, the contributions made by the Company on their behalf were in compliance with the U.S. Internal Revenue Code and the Canadian Income Tax Act and other provincial legislation for the Canadian executive officers.
U.S. Plans
Under the qualified and non-qualified Pension Plans and Savings Plans, and assuming a retirement on December 31, 2017, the named executive officers would be eligible to receive the benefits listed below:
Qualified and Non-qualified Pension Plans. As of the completion of 2017, Ms. Manning and Messrs. Larson and Matson met the vesting requirements but did not meet the age and accrual service guidelines for retirement benefits. Mr. Laughlin met the vesting, age and accrual service requirements for retirement benefits.
Qualified and Non-qualified Savings Plans. As of the completion of 2017, Ms. Manning and Messrs. Larson and Matson met the vesting requirements but did not meet the eligibility guidelines for retirement benefits. Mr. Laughlin met the vesting, age and accrual service requirements for retirement benefits in all plans, including the Augmented Pension Plan.
Canadian Plans
Under the Registered Pension Plan and the SERP, and assuming a retirement on December 31, 2017, the Canadian named executive officers who would be eligible to receive benefits are listed below:
Registered Pension Plan. Ms. Manning meets the vesting and early retirement eligibility requirements and is eligible to receive the benefits in accordance to the plan guidelines. Mr. Néemeh does not yet meet the early retirement eligibility criteria.
Supplemental Executive Retirement Plan. Ms. Manning and Mr. Néemeh meet the vesting and early retirement eligibility requirements and are eligible to receive the benefits in accordance to the plan guidelines.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the portions of this Compensation Discussion and Analysis described in Regulation S-K Item 402(b) be included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Committee as of the date of this Proxy Statement:

John F. Danahy, Chairman
Christine R. Detrick
J. Cliff Eason
Frederick J. Sievert
Stanley B. Tulin

COMPENSATION TABLES AND OTHER MATTERS

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus	Stock Awards[2]	Option Awards[3]	Non-Equity Incentive Plan Compensation[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5]	All Other Compensation[6]	Total
Anna Manning President and CEO	2017	$950,000	--	$2,433,807	$881,403	$2,400,574	$273,375	$102,364	$7,041,523
	2016	$750,000	--	$1,500,034	$654,218	$1,370,662	$166,420	$307,550	$4,748,884
	2015	$521,811	--	$532,795	$3,250,617	$560,923	$650,738	$11,845	$5,528,729
Todd C. Larson Sr. EVP and CFO	2017	$516,923	--	$468,030	$169,499	$808,616	$192,427	$100,251	$2,255,746
	2016	$472,428	--	$543,596	$237,084	$647,689	$96,605	$43,791	$2,041,193
Alain P. Néemeh Sr. EVP and COO	2017	$580,667	--	$525,107	$190,178	$1,154,196	$1,048,173	$47,642	$3,545,963
	2016	$563,750	--	$543,596	$237,084	$1,035,314	$928,823	$15,475	$3,324,042
	2015	$498,566	--	$532,795	$2,250,617	$560,923	$668,312	$15,276	$4,526,489
John P. Laughlin EVP, GFS	2017	$541,923	--	$408,748	$148,032	$859,743	$386,542	$57,481	$2,402,469
Timothy T. Matson EVP, CIO	2017	$457,696	--	$276,044	$99,951	$843,944	$143,322	$87,378	$1,908,335

1.
This column includes any amounts deferred at the election of the executive officers under the Company's Executive Deferred Savings Plan and retirement Savings Plan. For 2017, the base salary for Mr. Néemeh was determined in USD and converted to CAD on a monthly basis.

2.
This column represents the grant date fair value of PCS units granted in such year, using probable outcomes of performance conditions, in accordance with Accounting Standards Codification: 718 – Compensation – Stock Compensation ("ASC 718"). For additional information on the valuation assumptions, refer to note 18 of the Company's financial statements in the Form 10-K for the year ended December 31, 2017, as filed with the SEC. See also "Grants of Plan-Based Awards in 2017" for information on awards made in 2017. These amounts reflect the grant date fair value for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

3.
This column represents the grant date fair value of SARs granted in such year, in accordance with ASC 718. For additional information on the valuation assumptions, refer to note 18 of the Company's financial statements in the Form 10-K for the year ended December 31, 2017, as filed with the SEC. See also "Grants of Plan-Based Awards in 2017" for information on SARs granted in March 2017. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that may be recognized by the named executive officers.

4.
Includes for all named executive officers, cash incentives earned for performance during each fiscal year and paid in March of the following year (including any incentives deferred at the election of the executive officers) under the Annual Bonus Plan.

5.
This column represents the sum of the change in pension value in each fiscal year for each of the named executive officers. The increase in pension value for 2017 is attributable to additional service and compensation as well as an increase due to assumptions and age. We do not pay above-market or preferential earnings on any account balances; therefore, this column does not reflect any amounts relating to nonqualified deferred compensation earnings. See the "Pension Benefits in 2017" and "Nonqualified Deferred Compensation in 2017" tables for additional information.

The change in pension value for Mr. Néemeh represents the sum of the change in pension value in each fiscal year for the defined benefit executive retirement plan (SERP). The change in pension value for the Canadian executive retirement plan (SERP) is due to changes in interest rate assumptions as well service accrual and changes in the average pensionable earnings.
The change in pension value for Ms. Manning represents the sum of the change in pension value for the U.S. Pension Plans (which only recognizes one year of service) as well as the Canadian SERP. Ms. Manning has not accrued additional benefits under the Canadian SERP plan since her transfer to the U.S. in April 2016; however, the plan was affected by the changes in interest rate assumptions.

6.
Amount includes contributions by the Company to the officers' accounts in qualified and nonqualified plans for the 2017 plan year. Includes life insurance premiums paid by the Company on behalf of Ms. Manning and Messrs. Larson, Néemeh, Laughlin and Matson. Amount also includes additional disability premiums paid by the Company on behalf of Mr. Néemeh in the amount of $28,442. Includes Company contributions for 2017 under the Savings Plan of $18,900 for Ms. Manning and Messrs. Larson, Laughlin and Matson. Also includes Company contributions for 2017 under the Augmented Savings Plans of $51,513 for Ms. Manning, $16,858 for Mr. Larson, $25,378 for Mr. Laughlin and $17,201 for Mr. Matson. Includes Company matching contributions for 2017 under the Executive Deferred Savings Plan ("EDSP") of $42,146 for Mr. Larson and $43,002 for Mr. Matson. Amount also includes fees paid by the Company for Professional Financial Planning services provided to Ms. Manning in the amount of $20,000 and Mr. Larson in the amount of $17,000.

    Grants of Plan-Based Awards in 2017
This table provides the following information about equity and non-equity awards granted to the named executive officers in 2017: (1) the grant date; (2) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the Annual Bonus Plan award granted in 2017 for the 2017 performance period; (3) estimated future payouts under equity incentive plan awards, which consist of potential payouts under the PCS grants in 2017 for the 2017-2019 performance period; (4) all other option awards, which consist of the SARs granted to the named executive officers in 2017; (5) the strike price of the SARs granted, which reflects the closing price of Company stock on the date of grant and (6) the grant date fair value of each equity grant calculated under ASC 718.
GRANTS OF PLAN-BASED AWARDS IN 2017

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards¹			Estimated Future Payments Under Equity Incentive Plan Awards (Number of Shares)²			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options[3]	Exercise of Base Price of Option Awards[4]	Grant Date Fair Value of Stock and Option Awards[5]
		Threshold	Target	Maximum	Threshold	Target	Maximum
Anna Manning	3/3/2017	$617,500	$1,235,000	$2,470,000	---	---	---	---	---	---	---
		---	---	---	9,381	18,762	37,524	---	---	---	$2,433,807
		---	---	---	---	---	---	---	27,919	$129.72	$881,403
Todd C. Larson	3/3/2017	$208,000	$416,000	$832,000	---	---	---	---	---	---	---
		---	---	---	1,804	3,608	7,216	---	---	---	$468,030
		---	---	---	---	---	---	---	5,369	$129.72	$169,499
Alain P. Néemeh	3/3/2017	$291,750	$583,500	$1,167,000	---	---	---	---	---	---	---
		---	---	---	2,024	4,048	8,096	---	---	---	$525,107
		---	---	---	---	---	---	---	6,024	$129.72	$190,178
John P. Laughlin	3/3/2017	$218,000	$436,000	$872,000	---	---	---	---	---	---	---
		---	---	---	1,576	3,151	6,302	---	---	---	$408,748
		---	---	---	---	---	---	---	4,689	$129.72	$148,032
Timothy T. Matson	3/3/2017	$230,000	$460,000	$920,000	---	---	---	---	---	---	---
		---	---	---	1,064	2,128	4,256	---	---	---	$276,044
		---	---	---	---	---	---	---	3,166	$129.72	$99,951

1.
These columns reflect the potential value of the payment for 2017 performance under the ABP for each named executive if the minimum, target or maximum goals are satisfied. The potential payments are performance-driven and are therefore completely at risk. The performance measures, salary and bonus multiples for determining the payments are described in the CD&A. The bonus amount for actual 2017 performance was determined in March 2018 based on the metrics described in the CD&A and is included in the "Summary Compensation Table" in the column titled "Non-Equity Incentive Plan Compensation."

2.
This column reflects the number of PCS units granted in March 2017 under our Flexible Stock Plan, which may convert into shares of Company stock at the end of the three-year performance period if the specified performance levels are achieved. The performance period commenced January 1, 2017 and ends December 31, 2019. If the threshold level of performance is met, the award of shares starts at 50% (target is 100% and maximum is 200%).

3.	This column reflects the number of SARs granted in March 2017, which vest and become exercisable in four equal annual installments of 25%, beginning on December 31, 2017.

4.
This column reflects the strike price per share of common stock for the SARs granted, which is the closing price of the common stock on March 3, 2017, the date the Compensation Committee approved the grants.

5.
This column reflects the full grant date fair value of PCS units under ASC 718 and the full grant date fair value of SARs under ASC 718 granted to the named executive officers in 2017. See notes 2 and 3 of the "Summary Compensation Table" for a discussion of fair value calculation related to the PCS and SARs respectively. For PCS units with the grant date of March 3, 2017, fair value is calculated using the closing price of Company stock of $129.72.

For SARs with a grant date of March 3, 2017, fair value is calculated using the Black-Scholes value of $31.57. For additional information on the valuation assumptions, refer to note 18 of the Company's financial statements in the Form 10-K for the year ended December 31, 2017, as filed with the SEC. These amounts reflect the grant date fair value, and do not correspond to the actual value that will be recognized by the named executive officers. For example, the PCS units are subject to specified performance objectives over the performance period, with 33% tied to cumulative revenue growth rate, 33.5% tied to three-year adjusted operating ROE and 33.5% tied to three-year Relative ROE. The grant date fair value is calculated assuming a target payout.
Outstanding Equity Awards at 2017 Year-End
The following table provides information on the 2017 year-end holdings of SARs, RSUs, stock options and PCS by our named executive officers. This table includes vested and unvested SARs, RSU and option awards and unvested PCS grants with performance conditions that have not yet been satisfied. The vesting schedule for each grant is described in the footnotes following this table, based on the grant date. The market value of the stock awards is based on the closing market price of Company stock as of December 31, 2017, which was $155.93. The PCS grants are subject to specified performance objectives over the performance period. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the CD&A.

OUTSTANDING EQUITY AWARDS AT 2017 YEAR-END

Option Awards[1]						Stock Awards
Grant Date	Number of Securities of Underlying Unexercised Options (Exercisable)[2]	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units or Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3]	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3]
Anna Manning
2/18/2009	7,056			$32.20	2/18/2019
2/19/2010	6,336			$47.10	2/19/2020
2/22/2011	8,326			$59.74	2/22/2021
2/28/2012	10,563			$56.65	2/28/2022
2/21/2013	11,210			$58.77	2/21/2023
3/7/2014	5,514			$78.48	3/7/2024
3/6/2015	6,255	2,085		$90.06	3/6/2025
12/1/2015		153,453		$93.21	12/1/2025
3/4/2016	13,340	13,341		$93.53	3/4/2026			16,038	$2,500,805
3/3/2017	6,979	20,940		$129.72	3/3/2027			18,762	$2,925,559
Todd C. Larson
2/19/2010	9,336			$47.10	2/19/2020
2/22/2011	5,753			$59.74	2/22/2021
2/28/2012	7,324			$56.65	2/28/2022
2/21/2013	7,799			$58.77	2/21/2023
3/7/2014	3,848			$78.48	3/7/2024
3/6/2015	2,944	982		$90.06	3/6/2025
3/4/2016	4,834	4,835		$93.53	3/4/2026			5,812	$906,265
3/3/2017	1,342	4,027		$129.72	3/3/2027			3,608	$562,595
Alain P. Néemeh
3/7/2014	5,514			$78.48	3/7/2024
3/6/2015	6,255	2,085		$90.06	3/6/2025
12/1/2015		102,302		$93.21	12/1/2025
3/4/2016	4,834	4,835		$93.53	3/4/2026			5,812	$906,265
3/3/2017	1,506	4,518		$129.72	3/3/2027			4,048	$631,205
John P. Laughlin
2/20/2008	500			$56.03	2/20/2018
2/18/2009	4,753			$32.20	2/18/2019
2/19/2010	6,336			$47.10	2/19/2020
2/22/2011	5,753			$59.74	2/22/2021
2/28/2012	7,324			$56.65	2/28/2022
2/21/2013	7,799			$58.77	2/21/2023
3/7/2014	5,514			$78.48	3/7/2024
3/6/2015	4,217	1,406		$90.06	3/6/2025
3/4/2016	3,261	3,262		$93.53	3/4/2026			3,921	$611,402
3/3/2017	1,172	3,517		$129.72	3/3/2027			3,151	$491,335
Timothy T. Matson
3/6/2015	1,009	1,010		$90.06	3/6/2025
3/4/2016	1,187	2,375		$93.53	3/4/2026			2,855	$445,180
3/3/2017	791	2,375		$129.72	3/3/2027			2,128	$331,819

1.
Prior to February 2011, the Company granted stock options as the form of our long-term equity incentive awards. The terms and conditions of the stock option grants are substantially similar to our SARs grants. The option awards also used an exercise price that was set at the closing price on the day of the award (the date of the February Compensation Committee meeting) and also expire 10 years after grant date. The vesting schedule for grants of stock options was five years, no portion of which vested in the first year, and 25% of which vested at the end of each of the four remaining years.

2.
Stock options vest and become exercisable in four equal annual installments of 25%, on December 31 of the second, third, fourth and fifth years. SARs, which were first granted in 2011, generally vest over four years (25% of which vests at the end of each of the first four years). The December 2015 SARs granted to Ms. Manning and Mr. Néemeh vest fully on November 30, 2020.

3.
These columns reflect the number of shares and estimated market value of grants of PCS. Because the relative return on equity measure is dependent upon public availability of financial results from our peer companies, our performance for the relative return on equity metric will not be approved by the Compensation Committee until late April 2018, after the filing of this Proxy Statement. Payments will be made in May 2018. These payments will be fully disclosed in our 2019 Proxy Statement. See "SARs and Option Exercises and Stock Vested in 2017" for more information on the payout of those awards. SEC rules require disclosure of the number of shares and estimated market value of PCS grants based on the next higher performance measure (target or maximum) that exceeds the previous fiscal year's performance. Accordingly, the number of shares and estimated market value for the PCS grants made in 2016 are disclosed assuming they are awarded at the target (100%) level and the 2017 grants are disclosed assuming they are awarded at the target (100%) level. The market or payout value is estimated using the closing price, $155.93, of our common stock on December 31, 2017. The performance period for the 2016-2018 PCS grant is January 1, 2016 through December 31, 2018. The performance period for the 2017-2019 PCS grant is January 1, 2017 through December 31, 2019.

SARs and Option Exercises and Stock Vested in 2017
2017 SARs and Option Exercises - The following table provides information for the named executive officers regarding SARs and stock option exercises during 2017, including the number of shares acquired upon exercise and the value realized.
2017 SARS AND OPTION EXERCISES

	Option and SARs Awards[1]		Stock Awards[2]
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Anna Manning	---	---	3,367	$428,552
Todd C. Larson	4,536	$330,542	2,350	$299,108
Alain P. Néemeh	17,772	$2,504,088	3,367	$428,552
John P. Laughlin	3,441	$308,207	3,367	$428,552
Timothy T. Matson	1,027	$147,249	---	---

1.	Mr. Larson exercised 4,536 options on February 16, 2017 with an average market value for the shares of $128.90.
Mr. Néemeh exercised 30,315 SARs on August 1, 2017 with an average market value for the shares of $140.90.
Mr. Matson exercised 1,819 SARs on June 21, 2017 with an average market value for the shares of $127.40 and 1,187 SARs on December 12, 2017 with an average market value for the shares of $160.36. Mr. Laughlin exercised 1,941 options on August 15, 2017 with an average market value for the shares of $140.77, 1,000 options on November 6, 2017 with an average market value for the shares of $149.96 and 500 options on December 26, 2017 with an average market value for the shares of $155.60.

2.
These columns represent amounts paid for the settlement of our PCS awards for the 2014-2016 performance period. Since the PCS Relative ROE measure is dependent upon public availability of financial results from our peer companies, our performance for the relative return on equity metric will not be approved by the Compensation Committee until late April 2018, after the filing of this Proxy Statement and the settlement of PCS awards for the 2015-2017 performance period will not be made until May 2018, so this information is not currently available for the 2015-2017 performance period. These payments will be fully disclosed in our 2019 Proxy Statement.
2014-2016 Performance Contingent Share Payout - Since the calculation of the PCS Relative ROE measure is dependent upon public availability of financial results from our peer companies, the payout results for the 2014-2016 PCS grants were not determined until late April 2017 and payments were not made until May 2017, after the 2017 Proxy Statement was published. Therefore, we are disclosing information regarding that PCS payout in the following table:
2014-2016 PERFORMANCE CONTINGENT SHARE PAYOUT

Name	Percentage Payout	Number of Shares Acquired on Payout	Value Realized on Payout

Anna Manning	74.96%	3,367	$428,552
Todd C. Larson	74.96%	2,350	$299,108
Alain P. Néemeh	74.96%	3,367	$428,552
John P. Laughlin	74.96%	3,367	$428,552
Timothy T. Matson[1]	---	---	---
1 Mr. Matson joined the Company in August 2014. As a result, he did not receive a 2014-2016 PCS payout.

2015-2017 Performance Contingent Share Payout - Since the calculation of the PCS Relative ROE measure is dependent upon public availability of financial results from our peer companies, our performance for the relative return on equity metric for the PCS awards for the 2015-2017 performance period will not be determined until late April 2018 and payments will not be made until May 2018, after the filing of this Proxy Statement. These payments will be fully disclosed in our 2019 Proxy Statement.

Pension Benefits in 2017
RETIREMENT PLAN ACCUMULATED BENEFITS

Name	Plan Names	Years of Service Credited	Present Value of Accumulated Benefit[1]	Payments During Last Fiscal Year
Anna Manning	Performance Pension Plan	1	$29,344	---
	Augmented Benefit Plan	1	$246,079	---
	RGA Canada Supplemental Executive Retirement Plan (SERP)	9	$2,114,690	---
Todd C. Larson	Performance Pension Plan	22	$356,300	---
	Augmented Benefit Plan	22	$783,348	---
Alain P. Néemeh	RGA Canada Supplemental Executive Retirement Plan (SERP)	21	$4,414,973	---
John P. Laughlin	Performance Pension Plan	22	$498,820	---
	Augmented Benefit Plan	22	$1,584,794	---
Timothy T. Matson	Performance Pension Plan	2	$58,088	---
	Augmented Benefit Plan	2	$192,886	---

1.
The accumulated benefit for the U.S. plans is based on service and compensation (as described above) considered by the plans for the period through December 31, 2017. The present value has been calculated assuming the earliest retirement age at which the participant can elect an unreduced benefit. For additional discussion of the assumptions, see note 10 of the Company's financial statements in the Form 10-K for the year ended December 31, 2017, as filed with the SEC. As described in such note, the interest assumptions for the qualified pension plan and the augmented benefit plan are 3.48% and 3.18%, respectively.

For Canadian executives participating in the SERP, the accumulated benefit is based on credited service and pensionable earnings up to December 31, 2017, using an interest rate of 2.6% for the first 10 years and 3.4% thereafter.

Nonqualified Deferred Compensation in 2017
2017 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY1	Registrant Contributions in Last FY2	Aggregate Earnings in Last FY3	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[4]
Anna Manning	$0	$16,303	$1,294	$0	$17,597
Todd C. Larson	$51,692	$21,290	$38,526	$0	$377,077
John P. Laughlin	$0	$19,687	$58,324	$0	$1,347,278
Timothy T. Matson	$91,539	$13,085	$2,939	$0	$406,170

1.	The amounts in this column are also included in the Summary Compensation Table in the "Salary" column (i.e., contributions to the EDSP).

2.
The amounts in this column reflect 2016 contributions credited to the participant's account during 2017. For reasons related to the timing of the contributions, the amounts will not match the amounts in the Summary Compensation Table's "All Other Compensation" column, which are contributions for 2017 which are actually made in 2018.

3.	Reflects earnings credited to the participant's account during 2017 in connection with the investment selections chosen from time to time by the participant.

4.
The aggregate balance at last fiscal year-end column reflects the following amounts that were reported in the Summary Compensation Table in 2016 for Mr. Larson in the amount of $265,568. Ms. Manning did not have an aggregate balance at last fiscal year-end.

OTHER EXECUTIVE COMPENSATION MATTERS
Additional Compensation Disclosures
No Employment or Severance Agreements. We do not have employment, retention, severance or change-in-control agreements with any of our named executive officers.
Perquisites. We do not provide personal-benefit perquisites to our named executive officers or their families, such as airplanes, cars or apartments, and we do not reimburse executive officers or any of our employees for personal-benefit perquisites such as club dues or other social memberships. In some countries outside North America, it is our practice to provide remuneration and benefit packages that are competitive against the local or regional market to senior leaders, such as housing, club and car allowances. Executive officers and other employees may seek reimbursement for business-related expenses in accordance with our business expense reimbursement policy.
Compensation Recovery. Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer.
Additionally, our Executive Incentive Recoupment Policy permits the Company to recoup all or a portion of incentive awards paid to certain executives upon the occurrence of certain recoupment events. Such events include: (i) a financial restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws; (ii) receiving an incentive award based on materially inaccurate financial statements or any other materially inaccurate performance; (iii) causing injury to the interests or business reputation of the Company or of a business unit and (iv) a material violation of the Company's Principles of Ethical Business Conduct. The Company can recoup incentive awards for up to four years following the payment of an award. The policy applies to an identified group of current and former officers and employees of the Company, as determined by the Board or the Compensation Committee from time to time based on position, responsibility, level, title, business unit and/or compensation. The Compensation Committee has express authority to interpret and administer the policy and to make all determinations with respect to the policy in its sole discretion.
Deductibility of Compensation. During 2017 Section 162(m) of the Internal Revenue Code generally placed a $1 million limit on the amount of compensation a company can deduct in any one year for certain covered executive officers. While the Compensation Committee considered the deductibility of awards as one factor in determining executive compensation, it also looked at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.
Our 2017 performance-based compensation plans were designed in a manner intended to be exempt from the deduction limitation of Section 162(m) because they are paid based on the achievement of pre-determined performance goals established by the Compensation Committee pursuant to our shareholder-approved equity incentive plan. Awards with only time-based vesting requirements, which represent a portion of the equity awards granted to our executive officers, are not exempt from Section 162(m), and therefore will not be deductible to the extent the $1 million limit of Section 162(m) is exceeded.
The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed pursuant to the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Despite the Compensation Committee's efforts to structure the executive team annual cash incentives and performance-based compensation in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company's business needs.

Termination or Change of Control Payments

As described above, the named executive officers do not have employment, severance or change of control agreements with the Company. The information below describes and quantifies certain compensation that may or will become payable under existing plans and agreements if the named executive officer's employment had terminated on or by December 31, 2017, due to a change of control, disability or death, given the executive's compensation and service levels as of such date and, when applicable, based on the Company's closing stock price on December 31, 2017 or actual date of disability, death, etc. These benefits are in addition to benefits available generally to salaried employees such as distributions under the 401(k) and pension plans, retiree medical benefits, disability benefits and accrued vacation pay.
Change of Control. In connection with a change of control (as defined below), the Compensation Committee has the authority to fully vest any unvested stock options or SARs granted before the change of control if the Committee determines such vesting is necessary to protect the rights of the named executive officers following such change of control. Our Flexible Stock Plan and award agreements provide that the Compensation Committee may (i) accelerate the vesting periods, (ii) arrange for us to purchase the options so the named executive officer receives the value that he or she would have attained had the option been currently exercisable, (iii) make such adjustments to the options then outstanding as the Committee deems appropriate to reflect such change of control or (iv) cause the options then outstanding to be assumed, or new options substituted therefore, by the surviving corporation in such change. Our SARs agreements allow awards to automatically accelerate upon a change of control. In addition, our Flexible Stock Plan and PCS grant agreements provide that upon a change of control, as soon as practicable following the end of the applicable three-year performance period, we must deliver to the named executive officer the number of shares that coincides with the target award for each outstanding grant of PCS.
Disability or Death. If one of the named executive officers were to become disabled or die, the vesting of any unvested stock options and SARs granted before the date of such event may be accelerated in the Committee's sole discretion. In addition, he or she would receive a pro rata proportion of the shares of common stock that would have been issued under any award of PCS at the end of the three-year performance period. The pro rata proportion is determined based on the number of calendar months in the performance period during which he or she was employed, divided by 36 months (the total number of months in the three-year performance period). To the extent that the transfer of one of the named executive officers' stock options and SARS is permitted at death by the Flexible Stock Plan or under another agreement, (i) the named executive officer's stock options and SARs shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the named executive officer, such beneficiary shall succeed to the rights of the deceased to the extent permitted by law and the Flexible Stock Plan. If no such designation of a beneficiary has been made, the named executive officer's legal representative shall succeed to the options and SARs, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by the Flexible Stock Plan or under another agreement.
Retirement. Upon the "retirement" (as defined below) of a named executive officer, unvested stock options and SARs may be accelerated in the Committee's sole discretion and in accordance with the vesting schedule and provisions specified in the respective option grant agreement(s). Upon retirement, the pro rata distribution provisions described above under "Disability or Death" apply to any PCS grants. Due to the number of factors that affect the nature, amount and timing of the vesting and exercise of stock options or SARs, or the actual award following a PCS performance period, the amounts paid to or received by the named executive officer may differ and are undeterminable until actually realized.
The named executive officers may participate in deferred compensation plans that permit deferral of certain compensation. They also participate in our defined contribution and defined benefit retirement plans. The last column of the table under "Nonqualified Deferred Compensation in Fiscal 2017" reports each named executive's aggregate balance at December 31, 2017, under each nonqualified deferred compensation or defined contribution plan. The named executive officers are entitled to receive the amount in their deferred compensation account in the event of termination of employment or retirement. The table under "Pension Benefits in Fiscal 2017" describes the general terms of each pension plan in which the named executive officers participate, the years of credited service and the present value of each named executive officer's accumulated pension benefit.
Definitions. "Change of Control" is defined in our Flexible Stock Plan and, for this discussion, means (i) the acquisition, without Board approval, of more than 20% of our outstanding common shares through a tender offer, exchange offer or otherwise, (ii) our liquidation or dissolution following a sale or other disposition of all or substantially all of our assets, (iii) a merger or consolidation involving us which results in us not being the surviving corporation or (iv) a change in the majority of the members of our Board of Directors during any two-year period not approved by at least two-thirds of the directors who were members at the beginning of the two-year period.
"Retirement" is defined in the respective equity incentive grant agreements and means termination of employment status after the participant has attained a combination of age and years of service that equals at least 65; provided that the maximum number of years of service credited for purposes of this calculation shall be ten. Thus, named executive officers who have attained age 55 and have 10 years of service satisfy the definition and are eligible for the benefits described above associated with retirement. At December 31, 2017, the named executive officers who satisfied this requirement were Ms. Manning and Mr. Laughlin.
The following table provides the value of equity awards that could accelerate and become exercisable or vested upon the occurrence of a change of control or if the named executive officer had become disabled or died as of December 31, 2017. The value calculations are based upon our stock price as of December 31, 2017 ($155.93) and in the case of options reflect the payment of the respective option exercise price.
VALUE OF EQUITY AWARDS UPON CERTAIN EVENTS

Name	Change of Control		Disability or Death
	Options/SARs	PCS/RSU (full award at target)	Options/SARs	PCS/RSU (pro rata)
Anna Manning	$11,143,226	$6,348,846	$11,143,226	$3,563,456
Todd C. Larson	$471,936	$1,903,126	$471,936	$1,227,119
Alain P. Néemeh	$6,973,840	$2,459,952	$6,973,840	$1,737,977
John P. Laughlin	$388,343	$1,724,742	$388,343	$1,193,784
Timothy T. Matson	$343,506	$1,223,739	$343,506	$854,510

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of Ms. Anna Manning, our President and Chief Executive Officer (our "CEO"). This regulation requires us to identify our median employee by using consistently applied compensation measures ("CACMs") and then determine the ratio of our CEO's total annual compensation to the compensation of this employee. The pay ratio information included in this disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In identifying the median employee, we chose to include only those individuals whose compensation is determined by the Company, which includes all of our regular employees, temporary fixed-term employees, temporary student employees, interns and coop employees who were working for the Company on October 31, 2017. We did not include independent contractors, staff augmentation via third party agency workers or professional consultants, because the compensation of those individuals is not set or determined by the Company. We selected October 31, 2017 as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations.
The total number of employees as of October 31, 2017 was determined to be 2,741 individuals working at our parent company and consolidated subsidiaries, with 61.2% of these individuals located in the Americas region, 16.3% located in Europe, the Middle East and Africa region, and 22.5% located in various countries in Asia. We did not exclude any foreign or international employees under the de minimis or data privacy exemptions.
We used base salary and annual bonus to calculate our median employee, as these compensation measures apply consistently to all employees, across all locations of our employee population. The base salary of any permanent full-time employee who did not work the full year was annualized. We did not make any cost-of-living adjustments for non-U.S. employees in determining each employees' annual compensation. For foreign employees, a year-to-date average exchange rate was used for base salary and the spot rate for March 1, 2017 was used for the annual bonus payment.
Once we identified our median employee, we combined all of the elements of such employee's compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $107,171. The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $7,041,523 in 2017. Based on this information, for 2017 the ratio of the annual total compensation of our CEO as compared to our median employee was 66:1.
ITEM 2 – SHAREHOLDERS' ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory basis (i.e., non-binding), the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation Discussion and Analysis section, compensation tables and accompanying narrative disclosures).
The Company has a "pay-for-performance" philosophy that forms the foundation of all decisions regarding compensation of the named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to our ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "Compensation Discussion and Analysis – Overview" for an overview of the compensation of the named executive officers.
A primary focus of the Compensation Committee is whether the Company's executive compensation program serves the best interests of the Company's shareholders. At the Company's 2017 Annual Meeting, a significant majority (98% of votes cast on the proposal) of our shareholders approved the compensation program described in the proxy statement for that meeting. This is consistent with our shareholder feedback at our previous annual meetings:

Annual Meeting Year	Percentage of Votes Cast in Favor of "Say on Pay"
2017	98%
2016	98%
2015	98%
2014	97%
2013	99%
Five Year Average	98%
As part of its ongoing review of our executive compensation program, the Compensation Committee took the votes into consideration, along with an overall review of the compensation program, when making compensation decisions for 2017 and 2018. The Compensation Committee determined that the Company's executive compensation philosophy, objectives and elements continue to be appropriate.
We are asking our shareholders to approve the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" and "Compensation Tables and Other Matters" discussions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the policies and practices described in this Proxy Statement. This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will carefully consider those shareholders' concerns when making future compensation decisions for the named executive officers and will evaluate whether any actions are necessary to address those concerns.
Vote Required
If a quorum is present, the vote required to approve this Item 3 is a majority of the common stock represented in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors
The Board of Directors recommends that shareholders vote FOR the proposal to approve the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
CORPORATE GOVERNANCE PROPOSALS

ITEM 3 – PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO GIVE SHAREHOLDERS THE ABILITY TO AMEND THE COMPANY'S BYLAWS
The Company is seeking approval to amend the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") so as to give shareholders the ability to amend the Company's Amended & Restated Bylaws (the "Bylaws") with an affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote (the "Shareholder Bylaw Proposal").

Background
Our Nominating & Governance Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the Company and its shareholders. The ability of shareholders to amend bylaws is increasingly considered an important aspect of good corporate governance.
Currently, our Articles of Incorporation provides that the Bylaws may only be amended, altered, changed or repealed, and a provision inconsistent with the current Bylaws may be adopted, only by a majority of the entire Board of Directors. Our Board recognizes that allowing shareholders access to amend the Bylaws would enhance their rights and permit them to express their views on the provisions of the Company's governance documents. Without an independent right to amend bylaws, introducing shareholder-friendly governance changes can be a lengthy process fraught with uncertainty. With the power to amend bylaws, shareholders can not only achieve corporate governance reform more efficiently; they can make these reforms permanent by requiring shareholder approval to remove key shareholder rights.
However, our Board also believes that our current structure helps ensure stability of the Company's governance, including the conduct of Board and shareholder meetings, and helps reinforce the Board's commitment to long-term shareholder value. Limiting the ability of shareholders to amend the Bylaws also provides protection against certain abusive tactics that could distract from the orderly management of the Company's affairs and allows our Board to focus on long-term shareholder value.
Due to these competing interests, our Board has determined that the Company's shareholders should decide the appropriate balance of their involvement in corporate governance based on the Company's facts and circumstances and their views of the proper role of shareholders in the governance process.
After careful deliberation, our Board adopted resolutions submitting this Shareholder Bylaw Proposal to shareholders and is recommending the Shareholder Bylaw Proposal to shareholders for approval. This proposal demonstrates our Board's continuing commitment to strong corporate governance practices that promote accountability of management and our Board to our shareholders and that our Board believes are consistent with the goal of creating long-term, sustainable value for our shareholders.
Our Board has determined that the appropriate standard for amendment of the Bylaws by shareholders is the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. Our Board believes that adopting this standard in Article Ten strikes the appropriate balance between providing the opportunity for shareholders to participate meaningfully in the corporate governance of the Company while protecting the interests of all shareholders by mitigating the potential for abuse.
Shareholder Bylaw Proposal Amendment to the Articles of Incorporation
Currently, our Articles of Incorporation grants the Board of Directors the exclusive right to amend our Bylaws. The Shareholder Bylaw Proposal changes to Article Ten are set forth below:
"The Bylaws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the Bylaws as they exist from time to time may be adopted, ~~only~~ by the affirmative vote of a majority of the entire Board of Directors or by the affirmative vote of the holders of record of outstanding shares representing a majority of all the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class."
This general description of the Shareholder Bylaw Proposal is qualified in its entirety by reference to the text of the amendment set forth above. Additions are indicated by underlining and deletions are indicated by strike-outs. If the proposed amendment is approved by shareholders, it will become effective upon the filing of the Articles of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Missouri. The Board would also adopt corresponding amendments to our Amended and Restated Bylaws. If the Shareholder Bylaw Proposal is not approved, the Articles of Incorporation and the Bylaws will remain unchanged and the Board will retain exclusive authority to amend the Bylaws.
Vote Required
If a quorum is present, the vote required to approve this Item 3 is at least 85% of all the issued and outstanding shares of common stock whether or not represented in person or by proxy at the Annual Meeting.
Recommendation of the Board
The Board has approved the proposal regarding the amendment to the Articles of Incorporation and recommends that shareholders vote FOR the proposal.
ITEM 4 – PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
The next item to be acted upon at the Annual Meeting is a proposal to amend the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") so as to provide for the elimination of the Company's classified Board structure (the "Proposed Declassification Amendment").
The Articles of Incorporation provide that the Board shall be divided into three classes, as nearly equal in number as possible. Directors in each class are elected every three years to three-year terms, with the term of one class expiring at each annual meeting. Currently, each class contains three directors. Our classified board structure has been in place since we became public in 1993.
Background
Our Nominating & Governance Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the Company and our shareholders. The Board recognizes that in recent years there has been an increased interest in shareholders and investors advocating for the elimination of classified boards at public companies.
The Board recognizes the position that directors are more accountable and consequently, may be more likely to act in the best interests of shareholders if shareholders have the opportunity to vote on all directors annually. However, the Board believes that the current classified structure has helped ensure continuity of the Company's business strategies, promoted Board stability in a complex industry and has reinforced the Board's commitment to long-term shareholder value because a majority of directors have meaningful experience as directors of the Company. Classified boards also provide additional protection against certain abusive takeover tactics and provide more time for a board to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. Due to these competing interests, our Board has determined that shareholders should decide whether to eliminate the Board's classified structure based on our facts and circumstance and their views of the proper role of shareholders in the governance process.
We first proposed this amendment for shareholder consideration at our 2013 Annual Meeting of Shareholders. While shareholders owning almost 82% of our outstanding common stock voted in favor of such amendment in 2013, the level of support was not sufficient to approve the amendment (85% required). However, after discussions with our investors and corporate governance advisors and because our Board believes that such amendment is appropriate for our Company at this time, we are proposing the amendment again and asking shareholders to vote "For" the Proposed Declassification Amendment.

Proposed Declassification Amendment to the Articles of Incorporation
Currently, our Articles of Incorporation provide that the Board shall be divided into three classes, as nearly equal in number as possible. Directors in each class are elected every three years to three-year terms, with the term of one class expiring at each annual meeting.
The Proposed Declassification Amendment changes to Article Six, Section A and Section D are set forth below:
"A. Number ~~and Classes~~ of Directors. The number of directors to constitute the Board of Directors of the Corporation is ten. Thereafter, the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. ~~The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the mode of such classification to be provided for in the Bylaws of the Corporation. Directors other than certain Directors elected to the initial Board of Directors shall be elected to hold office for a term of three years, with the term of office of one class expiring each year.~~ Beginning with the annual meeting of shareholders that is held in calendar year 2019 (the "2019 Annual Meeting"), and at each annual meeting of shareholders thereafter, Directors shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification; provided, however, that any Director in office immediately prior to the 2019 Annual Meeting who was elected to a term that does not expire at the 2019 Annual Meeting shall continue to hold such office until the end of the term for which such Director was elected, with such Directors to hold office until their successors are elected and qualified. As used in these Articles of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed by, or in accordance with, these Articles of Incorporation or the Bylaws of the Corporation.
"D. Vacancies. Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason ~~prior to the expiration of the term of office of the class in which the vacancy occurs~~, including vacancies which occur by reason of an increase in the number of Directors, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of-the remaining Directors then in office (although less than a quorum). Any Director so elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy and until such Director's successor is elected and qualified or until such Director's earlier death, resignation, removal or disqualification."
If the Proposed Declassification Amendment is approved, all directors will stand for election for one-year terms, and there would no longer be any class designation for our directors. The approval of the Proposed Declassification Amendment would not shorten the terms to which our shareholders have previously elected directors. This means that directors who were elected prior to the 2019 Annual Meeting will continue to hold office until the end of the terms for which they were elected and until their successors are elected and qualified. Directors elected at the 2017 Annual Meeting will continue to have terms that expire at the 2020 Annual Meeting and directors elected under Item 1 at this Annual Meeting will have terms that expire at the 2021 Annual Meeting. The term of office for each director elected at the 2019 Annual Meeting and thereafter will expire at the next succeeding annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification
If the Proposed Declassification Amendment is approved, accordingly, this phase-in process would result in the full declassification of the Board by the 2021 Annual Meeting. At our 2021 Annual Meeting, and at each annual meeting thereafter, the entire Board would stand for election for a one-year term, and there would no longer be any class designation for our directors. Furthermore, if there is a vacancy in the

Board, because the number of directors is increased or otherwise, at or following the 2019 Annual Meeting, any director elected to fill such vacancy would hold office for a term expiring at the next annual meeting. If the Proposed Declassification Amendment is not approved, the Board will remain classified.
This general description of the Proposed Declassification Amendment is qualified in its entirety by reference to the text of the amendment set forth above. Additions are indicated by underlining and deletions are indicated by strike-outs. If the Proposed Declassification Amendment is approved by shareholders, it will become effective upon the filing of the Articles of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Missouri. The Board would also adopt corresponding amendments to our Amended and Restated Bylaws. If the Proposed Declassification Amendment is not approved, the Articles of Incorporation and the Bylaws will remain unchanged and the Board will remain classified.
Vote Required
If a quorum is present, the vote required to approve this Item 4 is at least 85% of all of the issued and outstanding shares of common stock whether or not represented in person or by proxy at the Annual Meeting.
Recommendation of the Board
The Board of Directors recommends that shareholders vote FOR the proposal to amend the Articles of Incorporation so as to provide for the elimination of the Company's classified Board structure.
ITEM 5 – PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO ELIMINATE THE 85% SUPERMAJORITY VOTING THRESHOLD ON CERTAIN PROVISIONS
The Company is seeking approval to amend the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") to provide for the elimination of the Company's 85% supermajority voting threshold regarding the amendment of certain provisions in the Articles of Incorporation (the "Proposed Supermajority Amendment").
Background

Our Nominating & Governance Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the Company and our shareholders. The elimination of supermajority voting requirements in corporate governance documents is increasingly considered an important aspect of good corporate governance and a concern to many of our investors.

Our current 85% supermajority voting thresholds to amend our Articles of Incorporation have been in place since our initial public offering in 1993. At that time, our Board and parent company believed that such thresholds were an important piece of the Company's governance structure in order to promote continuity and stability, and was in the best interests of the Company and its shareholders. The Board also believed that such supermajority voting thresholds enhanced the independence of our directors from special interests and protected the Company from unfair or abusive takeover practices.

Our Board recognizes that allowing shareholders to amend the Articles of Incorporation by majority vote would enhance their rights and permit them to express their views on the provisions of the Company's governance documents. The Board believes that meaningful shareholder participation is critical to the

Company's success. However, our Board also believes that the current structure helps ensure stability of the Company's governance and helps reinforce the Board's commitment to long-term shareholder value. Limiting the ability of shareholders to amend the Articles of Incorporation also provides protection against certain abusive tactics that could distract from the orderly management of the Company's affairs and allows our Board to focus on long-term shareholder value. Due to these competing interests, our Board has determined that the Company's shareholders should decide the appropriate balance of their involvement in corporate governance based on the Company's facts and circumstances and their views of the proper role of shareholders in the governance process.

After careful deliberation, our Board adopted resolutions submitting the Proposed Supermajority Amendment to shareholders and is recommending the Proposed Supermajority Amendment to shareholders for approval. This proposal demonstrates our Board's continuing commitment to strong corporate governance practices that promote accountability of management and our Board to our shareholders and that our Board believes are consistent with the goal of creating long-term, sustainable value for our shareholders.

Currently, Article Eleven of the Articles of Incorporation states that shareholders may amend, alter, change or repeal certain provisions of the Articles of Incorporation (the "Protected Provisions") by the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the outstanding shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class. The Protected Provisions relate to: certain shareholder rights; certain matters relating to directors; certain matters relating to shareholders' meetings; amendment of the Bylaws; amendment of the Articles of Incorporation; and indemnification and related matters.

Proposed Supermajority Amendment to the Articles of Incorporation
The Proposed Supermajority Amendment changes to Article Eleven are set forth below:
"The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on the shareholders, directors and officers of the Corporation are subject to this reserved power; provided, that (in addition to any required class or other vote) the affirmative vote of the holders of record of outstanding shares representing ~~at least 85%~~ a majority of all the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions of ~~inconsistent with, Articles Four, Six, Nine, Ten, Twelve, or this Article Eleven of~~ these Articles of Incorporation."
This general description of the Proposed Supermajority Amendment is qualified in its entirety by reference to the text of the amendment set forth above. Additions are indicated by underlining and deletions are indicated by strike-outs. If the Proposed Supermajority Amendment is approved by shareholders, it will become effective upon the filing of the Articles of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Missouri. If the Proposed Supermajority Amendment is not approved, the Articles of Incorporation will remain unchanged and the supermajority voting threshold will remain.
Vote Required

If a quorum is present, the vote required to approve this Item 5 is at least 85% of all the issued and outstanding shares of common stock whether or not represented in person or by proxy at the Annual Meeting.

Recommendation of the Board

The Board has approved the proposal regarding the amendment to the Articles of Incorporation and recommends that shareholders vote FOR the proposal.

AUDIT MATTERS

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed our 2017 audited financial statements with Company executives. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed as required by auditing standards of the Public Company Accounting Oversight Board ("PCAOB"), SEC Rule 2-07 of Regulation S-X, Statement of Auditing Standards ("SAS") No. 114, "The Auditor's Communication With Those Charged With Governance." The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB Rule 3526, and has discussed with those accountants their independence. Based on those reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:

Arnoud W.A. Boot, Chairman
John F. Danahy
Patricia Guinn

ITEM 6 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The final item to be acted upon at the Annual Meeting is the ratification of the appointment of Deloitte & Touche LLP and their related entities (collectively, "Deloitte") as the Company's independent auditor for the year ending December 31, 2018. The Audit Committee has appointed Deloitte subject to shareholder ratification. Deloitte has served as independent auditor of the Company since 2000. Its long-term knowledge of the Company and its subsidiaries, combined with its insurance industry expertise, has enabled it to carry out its audits of the Company's financial statements with effectiveness and efficiency.
In considering Deloitte's appointment, the Audit Committee reviewed the firm's qualifications and competencies, including the following factors:

•	Deloitte's status as a registered public accounting firm with the PCAOB, as required by Sarbanes-Oxley and the Rules of the PCAOB;

•	Deloitte's independence and its processes for maintaining its independence;

•	the results of the independent review of the firm's quality control system;

•	the key members of the engagement team for the audit of the Company's financial statements;

•	Deloitte's approach to resolving significant accounting and auditing matters including consultation with the firm's national office; and

•	Deloitte's reputation for integrity and competence in the fields of accounting and auditing.
The Audit Committee assures the regular rotation of the audit engagement team partners as required by law. The Audit Committee approves Deloitte's audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Under procedures adopted by the Audit Committee, the Audit Committee reviews, on an annual basis, a schedule of particular audit services that the Company expects to be performed and an estimated amount of fees for each particular audit service. The Audit Committee also reviews a schedule of audit-related, tax and other permitted non-audit services that the

Company may engage the independent auditor to perform and an estimated amount of fees for each of those services.
All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee has adopted a Pre-Approval Policy which provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.
Representatives of Deloitte will attend the 2018 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions.
The aggregate fees billed to us for the years ending December 31, 2017 and 2016 by Deloitte are set forth below. These fees have been approved by the Company's Audit Committee in accordance with its Pre-Approval Policy.
AUDITOR FEES

Fee	Fiscal Year
	2017	2016
Audit Fees[1]	$9,546,677	$8,786,649
Audit Related Fees[2]	285,745	244,300
Total audit and audit-related fees	9,832,422	9,030,949
Tax Fees[3]	114,791	48,632
Other	—	—
Total Fees	$9,947,213	$9,079,581

1.	Includes fees for the audit of our Company's and its subsidiaries' annual financial statements, reviews of our quarterly financial statements and Sarbanes-Oxley Section 404 attestation.

2.
Includes fees for services rendered by Deloitte for matters such as assistance with internal control reporting requirements, certain accounting consultations on potential acquisition and reinsurance transactions and services associated with SEC registration statements, periodic reports and securities offerings.

3.	Includes fees for tax services rendered by Deloitte such as consultation related to tax planning and compliance.

Vote Required
If a quorum is present, the vote required to approve this Item 6 is a majority of the common stock represented in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors
The Board of Directors has approved the proposal regarding the appointment of Deloitte and recommends that shareholders vote FOR the proposal.

STOCK OWNERSHIP

SECURITIES OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of December 31, 2017, certain information with respect to: (1) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock and (2) the ownership of common stock by (i) each of our directors and nominees, (ii) each of our named executive officers and (iii) all directors, nominees and executive officers as a group.
BENEFICIAL OWNERSHIP AS OF DECEMBER 31, 2017

Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class[2]
Significant Shareholders
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	5,904,800[3]	9.16%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,583,575[4]	8.66%
FMR LLC 245 Summer Street Boston, MA 02210	3,503,937[5]	5.44%
Directors, Nominees and Named Executive Officers:
Non-Employee Directors
William J. Bartlett	18,212[6]	*
Arnoud W.A. Boot	6,757	*
John F. Danahy	16,507[7]	*
Christine R. Detrick	4,077	*
J. Cliff Eason	10,000	*
Patricia L. Guinn	---	*
Alan C. Henderson	23,418[8]	*
Frederick J. Sievert	12,752	*
Stanley B. Tulin	6,382	*
Named Executive Officers
Anna Manning	86,300[9]	*
Todd C. Larson	68,600[10]	*
Alain P. Néemeh	55,601[11]	*
John P. Laughlin	72,906[12]	*
Timothy T. Matson	4,453[13]	*
All directors and executive officers as a group (17 persons)	445,572[14]	0.69%
*Less than 1%.

1.
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For computing the percentage of the class of securities held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of common stock underlying fully vested stock options or SARs) are deemed to be outstanding for the purposes of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or group. No director, nominee or named executive officer owns more than 1% of our outstanding common stock.

2.	Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned and none of the shares listed are pledged as security.

3.	As reported on Schedule 13G/A filed February 1, 2018, Blackrock, Inc. and its subsidiaries have sole voting and dispositive power over all the beneficially owned shares.

4.
As reported on Schedule 13G/A filed February 12, 2018, The Vanguard Group, Inc. shares dispositive voting power of 29,038 shares with Vanguard Fiduciary Trust Company, its wholly-owned subsidiary and 47,034 shares with Vanguard Investments Australia, Ltd., its wholly-owned subsidiary.

5.
As reported on a Schedule 13G/A filed February 13, 2018, FMR LLC shares dispositive voting power with certain of its subsidiaries and affiliates and other companies, including FIAM LLC, Fidelity Institutional Asset Management Trust Company, FMR Co., Inc. and Strategic Advisers, Inc.

6.	Mr. Bartlett resigned from the Board of Directors effective January 12, 2018.

7.	Includes for Mr. Danahy 13,862 shares owned by John F. Danahy 2015 Grantor Retained Annuity Trust, of which Mr. Danahy is trustee.

8.	Includes for Mr. Henderson 3,000 shares owned by Bess L. Henderson Trust, of which Mr. Henderson is trustee and primary beneficiary.

9.	Includes for Ms. Manning 75,579 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

10.
Includes for Mr. Larson a total of 43,180 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days. Mr. Larson shares voting and investment power for 4,928 shares with his spouse.

11.	Includes for Mr. Néemeh 18,109 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

12.	Includes for Mr. Laughlin 46,629 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

13.	Includes for Mr. Matson 2,987 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

14.	Includes a total of 222,896 shares of common stock subject to stock options, restricted share units and/or SARs that are exercisable within 60 days.
EXECUTIVE STOCK OWNERSHIP GUIDELINES
In order to further align the interests of our management and our shareholders, our executive stock ownership guidelines provide that our senior executives should hold a specified number of shares of Company stock as follows:

Position	Share Ownership Requirement
President & Chief Executive Officer	85,000 shares
Senior Executive Vice President	36,000 shares
Executive Vice President and Senior Vice President	2,500 – 23,000 shares
The number of shares includes only those shares of common stock that are directly or beneficially owned by the executive. Executives who are subject to the guidelines must retain the net shares (net of applicable taxes for PCS and, for SARs and stock options, the net of exercise cost and taxes) from any SARs and stock option exercise or award of PCS until they satisfy the applicable stock ownership requirement.
Due to promotions in the previous year, Ms. Manning, Mr. Néemeh and Mr. Larson are subject to significantly higher ownership requirements. Mr. Matson joined the Company in August 2014 and has not been employed by the Company for enough years to reasonably expect attainment of his stock ownership requirements. As of December 31, 2017, Ms. Manning, Mr. Larson, and Mr. Matson have not yet met their respective ownership requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received or that were filed with the SEC, or written representations from certain reporting persons, except for Mr. Sievert, we believe that all our directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2017. On February 2, 2018, Ms. Guinn filed a late Form 4 to note an acquisition of phantom share units of Company stock pursuant to deferral of her 2017 annual retainer for service on the Board of Directors. On March 16, 2018 Ms. Detrick filed a late Form 4 to note the acquisition of Company shares pursuant to reinvestment of dividend income. Both these late Form 4s constituted a known failure to file.

ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1. Who is entitled to vote and how many votes do I have?

If you are a holder of record of Company common stock at the close of business on March 23, 2018, you are eligible to vote at the 2018 Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

2. How do I vote?

Your vote is important. Please cast your vote as soon as possible using one of the following methods.

By Telephone or Internet. All shareholders of record also can vote by touchtone telephone within the U.S., U.S. territories and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly. You can vote via the Internet (www.proxyvote.com) or via telephone by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on May 22, 2018.

By Written Proxy. All shareholders of record can vote by written proxy card. If you received a proxy card or voting instruction form in the mail, you may vote by completing, signing, dating and returning your proxy card in the return envelope provided to you in accordance with the instructions provided with the proxy card. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

In Person. All shareholders of record may vote in person at the meeting. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible. The proxy committee will vote your shares according to your directions.

3. Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting:

•	Vote again by telephone or at the Internet website.

•	Mail a revised proxy card or voting instruction form that is dated later than the prior one.

•	Vote in person at the Annual Meeting.

•	Notify the Company's Corporate Secretary in writing that a prior proxy is revoked or voting instructions are changed.

Please note that, in order to be counted, the revocation or change must be received by 11:59 p.m., Eastern Time, on May 22, 2018.

4. What is a Broker Non-Vote?

A "broker non-vote" occurs when a broker submits a proxy for the meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of independent auditors is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are "non-discretionary" items—brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

5. Who pays for the solicitation of proxies?

The Company pays the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone and other electronic means or in person.

6. How do I comment on Company business?

We collect comments from the proxy card if you vote by mailing the proxy card. You may also mail comments to our Corporate Secretary at our corporate headquarters. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns.

7. Where can I find additional information about the Company?

The Company's website, www.rgare.com, contains additional information about the Company, including:

●	This Proxy Statement and our 2017 Annual Report to Shareholders;
●	Our Principles of Ethical Business Conduct, Directors' Code of Conduct and Financial Management Code of Professional Conduct (see page 11);
●
Our Board's Corporate Governance Guidelines and charters for the Audit, Compensation, Nominating and Governance and Finance, Investment and Risk Management Committees.  The committee charters include a detailed description of the roles and responsibilities of each committee (see page 14);

●	The process by which interested parties and shareholders can communicate with our directors and the Board; and
●	Additional financial information can be found in the Quarterly Financial Supplement on the Investor Relations portion of the website in the "Quarterly Results" tab in the "Featured Report" section.
Information on our website does not constitute part of this Proxy Statement.

You may also write us at our corporate headquarters, 16600 Swingley Ridge Road, Chesterfield, Missouri 63017, to receive the following information, without charge:

Shareholder Request	RGA Contact
A copy of any of the codes of conduct or governance documents described above	Investor Relations
A copy of our Articles of Incorporation, Bylaws, this Proxy Statement, form of proxy card and our Annual Report to Shareholders	Corporate Secretary
Interested parties and shareholders may communicate directly with our Chairman of the Board, Mr. Eason	General Counsel

VOTING

Each share of common stock outstanding at the close of business on the record date, March 23, 2018, is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. If a quorum is present, the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote which are present in person or represented by proxy at the Annual Meeting is required to approve Items 1, 2 and 6 and to act on any other business properly brought before the meeting (other than the other specified proposals).  If a quorum is present, the affirmative vote of the holders of 85% of our common stock, whether or not present in person or represented by proxy at the Annual Meeting, is required to approve Items 3, 4 and 5.

Shares represented by proxies which are marked or voted "abstain" with respect to the election of any one or more nominees for election as Directors (Item 1), on the proposal to approve the Company's executive compensation (Item 2) or the proposal to ratify the appointment the Company's independent auditor (Item 6), and proxies which are marked or voted to deny discretionary authority on any other business will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposal to approve the Company's executive compensation, against the proposal to ratify the appointment of the Company's independent auditor and against any such other business, respectively.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters, except in the case of Items 3, 4 and 5. Please note that brokers cannot vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

Because Items 3, 4 and 5 require the affirmative vote of the holders of 85% of the issued and outstanding shares of our common stock, whether or not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have the same effect as votes against such proposals.
We know of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies. Voting results will be disclosed in our Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if your household currently receives multiple copies and would like to participate in householding in the future, please notify your broker.

SHAREHOLDER PROPOSALS
Shareholder proposals submitted under the process prescribed by the SEC (in Rule 14a-8 of the Securities Exchange Act of 1934) for presentation at the 2019 Annual Meeting must be received by us by December 12, 2018, for inclusion in our Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. We currently anticipate that the 2019 Annual Meeting will be held on May 22, 2019.
In order for a shareholder to bring business before a shareholder meeting, timely notice must be given to us within the time limits described above. Such notice must include a description of the proposed business, any material interest of the shareholder proponent or beneficial owner (or their respective affiliates, associates and those with whom they are acting in concert) in the proposed business; the text of the proposal or business (including the text of any resolutions proposed); and a description of all agreements and arrangements between or among such shareholder, beneficial owner and their respective affiliates, associates and those with whom they are acting in concert, and any other person in connection with the proposal. Required disclosures should be updated and supplemented, if necessary, so that they are accurate as of the record date for a meeting and as of ten business days prior to the meeting. The shareholder proposing business or making a nomination (or a qualified representative of the shareholder) must appear at the applicable meeting of shareholders to present such business or nomination in order for it to be considered.
The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement. In each case, the notice must be given to our Secretary at our corporate headquarters.

USE OF NON-GAAP FINANCIAL MEASURES

The Company uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under the Company's management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company's continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company's underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform, and other items that management believes are not indicative of the Company's ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income. Reconciliations from GAAP net income are provided in the following tables.

Book value per share excluding AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average shareholders' equity excluding AOCI.

Effective with the first quarter of 2017, the Company modified the labeling of its non-GAAP measure "operating income" to "adjusted operating income."

Reinsurance Group of America, Incorporated and Subsidiaries
Reconciliation of Non-GAAP Measures
(Dollars in thousands)
(Unaudited)

Net income to adjusted operating income	Twelve Months Ended December 31
	2017	2016	2015
GAAP net income	$1,822,181	$701,443	$502,166
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	10,385	(21,322)	30,020
Capital (gains) losses on funds withheld, included in investment income	(10,070)	(18,330)	(10,640)
Embedded derivatives:
Included in investment related (gains) losses, net	(114,979)	(40,302)	85,789
Included in interest credited	(26,169)	(18,289)	(8,178)
DAC offset, net	70,382	30,787	(31,996)
Investment income on unit-linked variable annuities	(7,201)	(8,535)	---
Interest credited on unit-linked variable annuities	7,201	8,535	---
Non-investment derivatives	67	(1,389)	(77)
Statutory tax rate changes	(1,039,111)	---	---
Adjusted operating income	$712,686	$632,598	$567,084

Earnings per share	Twelve Months Ended December 31
	2017	2016	2015
Diluted earnings per share from adjusted operating income	$10.84	$9.73	$8.43
Earnings per share from net income:
Basic earnings per share	$28.28	$10.91	$7.55
Diluted earnings per share	$27.71	$10.79	$7.46
Weighted average number of common and common
equivalent shares outstanding (diluted)	65,753	64,989	67,292

Book value per share	At December 31
	2017	2016	2015	2014
Common shares outstanding	64,452	64,303	65,205	68,773

Book value per share	$148.48	$110.31	$94.09	$102.13
Less:
Accumulated currency translation adjustments	$(1.34)	$(2.68)	$(2.78)	$1.19
Unrealized appreciation of securities	$34.14	$21.07	$14.35	$23.63
Pension and postretirement benefits	$(0.78)	$(0.67)	$(0.71)	$(0.72)
Book value per share excluding AOCI	$116.46	$92.59	$83.23	$78.03

Reinsurance Group of America, Incorporated®

16600 Swingley Ridge Road
Chesterfield, Missouri 63017-1706 U.S.A.

www.rgare.com

REINSURANCE GROUP OF AMERICA, INCORPORATED
16600 SWINGLEY RIDGE ROAD
CHESTERFIELD, MO 63017-1706
ATTN: WILLIAM L. HUTTON

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/22/2018 for shares held directly and by 11:59 P.M. ET on 05/18/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET 05/22/2018 for shares held directly and by 11:59 P.M. ET on 05/18/2018 for shares held in a Plan. Have your proxy card in hand when you call.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Patricia L. Guinn	☐	☐	☐
1B Frederick J. Sievert	☐	☐	☐
1C Stanley B. Tulin	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6.

	For	Against	Abstain
2 Advisory vote to approve named executive officer compensation.	☐	☐	☐
3 Vote to amend the Company's Articles of Incorporation to give shareholders the ability to amend the Company's Bylaws.	☐	☐	☐
4 Vote to amend the Company's Articles of Incorporation to declassify the Board of Directors.	☐	☐	☐
5 Vote to amend the Company's Articles of Incorporation to eliminate the 85% supermajority voting threshold on certain provisions in the Articles of Incorporation.	☐	☐	☐
6 Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000371920_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

REINSURANCE GROUP OF AMERICA, INCORPORATED
Annual Meeting of Shareholders
May 23, 2018 2:00 PM (CDT)
This proxy is solicited by the Board of Directors

The undersigned does hereby appoint Todd C. Larson, John W. Hayden and William L. Hutton, or any of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of REINSURANCE GROUP OF AMERICA, INCORPORATED to be held May 23, 2018, commencing at 2:00 p.m., St. Louis time, at the Company's headquarters at 16600 Swingley Ridge Road, Chesterfield, Missouri 63017, and at any and all adjournments or postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion of such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000371920_2 R1.0.1.17